                               PURCHASE AGREEMENT


                  THIS PURCHASE AGREEMENT (the "Agreement") is made on this 3rd day of May, 1996, by and among Mark E. Hamister, an individual residing at 88 Northington Drive, East Amherst, New York, Oliver C. Hamister, an individual residing at 6430 Sun Eagle Lane, Bradenton, Florida, George E. Hamister, an individual residing at 112 The Waterways, 9604 Cortez Road, Bradenton, Florida, Julia L. Hamister, an individual residing at 6430 Sun Eagle Lane, Bradenton, Florida, The George E. Hamister Trust, an irrevocable trust established under the terms of a trust agreement dated December 31, 1991, and The Oliver C. Hamister Trust, an irrevocable trust established under the terms of an agreement dated December 31, 1991 (collectively, the "Hamisters"), National Health Care Affiliates, Inc., a Florida corporation with an office at 651 Delaware Avenue, Buffalo, New York ("NHCA"), Oak Hill Health Care Center, Inc., a Florida corporation with an office at 651 Delaware Avenue, Buffalo, New York ("Oak Hill"), Derby Nursing Center Corporation, a Connecticut corporation with an office at 651 Delaware Avenue, Buffalo, New York ("Derby Nursing Center"), Delaware Avenue Partnership, a New York General Partnership with an office at 651 Delaware Avenue, Buffalo, New York ("DAP"), EIDOS, Inc., a Florida corporation with an office at 222 S. Westmonte Drive, #200, Altamonte Springs, Florida ("EIDOS"), VersaLink, Inc., a Delaware corporation with an office at 651 Delaware Avenue, Buffalo, New York ("VersaLink"), each of the individuals identified in Schedule A attached hereto (each of such individuals being hereinafter sometimes referred to individually as a "Minority Shareholder" and collectively as the "Minority Shareholders") and Sal H. Alfiero and Gerald S. Lippes (Mr. Alfiero and Mr. Lippes being hereinafter individually referred to as an "Optionee" and collectively referred to as the "Optionees") (it being understood that this Agreement will be executed by Mark E. Hamister on behalf of the Minority Shareholders and the Optionees pursuant to duly executed powers of attorney) and Genesis Health Ventures, Inc., a Pennsylvania corporation with an office at 148 West State Street, Kennett Square, Pennsylvania (the "Buyer").

                                    RECITALS:

                  The Hamisters own and control a majority of the issued and outstanding common stock of NHCA and Oak Hill. Mark E. Hamister, George E. Hamister and Oliver C. Hamister collectively own all the issued and outstanding common stock of Derby Nursing Center and all the outstanding partnership interests of DAP.
                  Mark E. Hamister is the owner of all the issued and outstanding common stock of EIDOS and all the issued and outstanding common stock of VersaLink.
                  NHCA is a health care services company which, among other things: (a) operates skilled nursing facilities in Florida, Virginia and Connecticut providing skilled nursing services, subacute care and medically complex rehabilitation services; (b) manages long term care facilities located in Colorado; and (c) operates home health care service agencies located in New York, Ohio, Florida, Colorado, Oregon and Alabama.


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

                  DAP, Oak Hill and Derby Nursing Center are also health care services companies which operate skilled nursing facilities.
                  EIDOS and VersaLink are companies which provide supporting services to the skilled nursing facilities operated by NHCA, DAP, Oak Hill and Derby Nursing Center consisting, in the case of EIDOS, in the provision of enteral and parenteral feeding systems and, in the case of VersaLink, in the provision of rehabilitation services.
                  Mark E. Hamister is the Chief Executive Officer of all of the operations of NHCA, DAP, Oak Hill, Derby Nursing Center, EIDOS and VersaLink.
                  For purposes of this Agreement, each of NHCA, Oak Hill, DAP, Derby Nursing Center, EIDOS and VersaLink is hereinafter referred to individually as a "Company" and all of such entities are sometime hereinafter collectively referred to as the "Companies".
                  The Buyer desires to acquire control of the business and assets of the skilled nursing facilities of DAP, Oak Hill, Derby Nursing Center and NHCA, the rights of NHCA to manage certain skilled nursing facilities located in Colorado and the business and assets of EIDOS and VersaLink. For purposes of this Agreement, the business and assets of the skilled nursing facilities of DAP, Oak Hill, Derby Nursing Center and NHCA (including the business and assets of such skilled nursing facilities associated with the provision of subacute and medically complex rehabilitative services), the rights of NHCA to manage certain skilled nursing facilities in Colorado and the business and assets of EIDOS and VersaLink are hereinafter referred to collectively as the "Skilled Nursing Facilities Business".
                  In connection with the Buyer's desire to purchase the Skilled Nursing Facilities Business, the Hamisters and the Minority Shareholders wish to sell all of the issued and outstanding common stock of NHCA and Oak Hill to the Buyer and the Buyer desires to purchase all of the issued and outstanding common stock of NHCA and Oak Hill from the Hamisters and the Minority Shareholders. In addition, Mark E. Hamister, George E. Hamister and Oliver C. Hamister wish to sell all of the issued and outstanding shares of common stock of Derby Nursing Center and all of the outstanding partnership interests of DAP to the Buyer and the Buyer desires to purchase all the issued and outstanding common stock of Derby Nursing Center and all the outstanding partnership interests of DAP from the Hamisters. Lastly, Mark E. Hamister desires to sell all the issued and outstanding common stock of EIDOS and VersaLink to the Buyer and the Buyer desires to purchase all the issued and outstanding common stock of EIDOS and VersaLink from Mark E. Hamister.
                  For purposes of this Agreement, each of Mark E. Hamister, George E. Hamister, Oliver C. Hamister, Julia Hamister, The George E. Hamister Trust, The Oliver C. Hamister Trust and each Minority Shareholder is sometime hereinafter referred to individually as an "Owner" and all of Mark E. Hamister, George E. Hamister, Oliver C. Hamister, Julia Hamister, The George E. Hamister Trust, The Oliver C. Hamister Trust and all of the Minority Shareholders are sometimes hereinafter collectively referred to as the "Owners".


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


                  The Minority Shareholders have, by power of attorney dated April 25, 1996 (a copy of will be provided to Buyer), authorized Mark E. Hamister to act on their behalf with respect to the transfer of their respective interests in NHCA and Oak Hill. In addition, the Optionees have, by power of attorney dated May 3, 1996 (a copy of which will be provided to Buyer) authorized Mark E. Hamister to execute this Agreement on their behalf.
                  The Hamisters, the Companies, the Minority Shareholders and the Buyer desire to set forth in writing the terms and conditions upon which the Buyer will purchase all the issued and outstanding stock and other equity interests in the Companies.

                                 CONSIDERATION:

                  NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the Hamisters, the Companies, the Minority Shareholders and the Buyer hereby agree as follows:

                                   ARTICLE 1.
                              SALE OF THE INTERESTS

         1.01 Sale of the Interests in the Companies. Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined in Section
3.01 hereof):
                  (a) Mark E. Hamister will sell, convey, transfer and assign to the Buyer and the Buyer will purchase, acquire and accept from Mark E. Hamister, all of Mark E. Hamister's right, title and interest in and to: (i) eight hundred ninety-six thousand, three hundred (896,300) shares of common stock of NHCA;
(ii) eight hundred ninety-six thousand, three hundred (896,300) shares of common stock of Oak Hill; (iii) one thousand six hundred sixty-eight (1,668) shares of common stock of Derby Nursing Center; (iv) one hundred (100) shares of common stock of VersaLink; (v) one (1) share of common stock of EIDOS; and (vi) all of Mark E. Hamister's partnership interest in DAP (all of the interests in the Companies described above in this Section 1.01(a) being sometimes hereinafter collectively referred to as the "Mark E. Hamister Interests").
                  (b) George E. Hamister will sell, convey, transfer and assign to the Buyer and the Buyer will purchase, acquire and accept from George E.
Hamister: (i) three hundred seventy-eight thousand, nine hundred thirty-eight (378,938) shares of common stock of NHCA; (ii) three hundred seventy-eight thousand, nine hundred fifty-four (378,954) shares of common stock of Oak Hill;
(iii) one thousand six hundred sixty-six (1,666) shares of common stock of Derby Nursing Center; and (iv) all of George E. Hamister's partnership interest in DAP (all of the interests in the Companies described above in this Section 1.01(b) being sometimes hereinafter collectively referred to as the "George E. Hamister Interests");
                  (c) Oliver C. Hamister will sell, convey, transfer and assign to the Buyer and the Buyer will purchase, acquire and accept from Oliver C.
Hamister: (i) two hundred twenty-six thousand, four hundred thirty-eight (226,438) shares of common stock of NHCA; (ii) two hundred twenty-six thousand, four hundred fifty-four (226,454) shares of common stock of Oak Hill; (iii) one thousand six hundred sixty-six (1,666) shares of common stock of Derby Nursing Center; and (iv) all of Oliver C. Hamister's partnership interest in DAP (all of the interests in the Companies described above in this Section 1.01(c) being sometimes hereinafter referred to as the "Oliver C. Hamister Interests");
                  (d) The George E. Hamister Trust will sell, transfer, convey and assign to the Buyer, and the Buyer will purchase, acquire and accept from The George E. Hamister Trust: (i) two hundred eighty-eight thousand, eight hundred twenty-one (288,821) shares of common stock of NHCA; and (ii) two hundred eighty-eight thousand, eight hundred twenty-one (288,821) shares of common stock of Oak Hill (the interests in the Companies described above in this Section 1.01(d) being sometimes hereinafter collectively referred to as the "George E. Hamister Trust Interests");
                  (e) The Oliver C. Hamister Trust will sell, transfer, convey and assign to the Buyer and the Buyer will purchase, acquire and accept from The Oliver C. Hamister Trust: (i) two hundred eighty-seven thousand, six hundred ninety-five (287,695) shares of common stock of NHCA; and (ii) two hundred eighty-seven thousand, six hundred ninety-five (287,695) shares of common stock of Oak Hill (the interests in the Companies described above in this Section 1.01(e) being sometimes hereinafter referred to as the "Oliver C. Hamister Trust Interests");
                  (f) Julia Hamister will sell, transfer, convey and assign to the Buyer and the Buyer will purchase, acquire and accept from Julia Hamister:
(i) two hundred twenty-five thousand (225,000) shares of common stock of NHCA; and (ii) two hundred twenty-five thousand (225,000) shares of common stock of Oak Hill (the interests in the Companies described above in this Section 1.01(f) being sometimes hereinafter referred to as the "Julia Hamister Interests"); and

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

                  (g) The Minority Shareholders will sell, transfer, convey and assign to the Buyer, and the Buyer will purchase, acquire and accept from each of the Minority Shareholders, the number of shares of common stock of NHCA and Oak Hill which are identified in Schedule A as being owned by each of the Minority Shareholders (the interests of the Minority Shareholders in the Companies described in Schedule A being sometimes hereinafter collectively referred to as the "Minority Shareholders Interests").
                  (h) For purposes of this Agreement, all of: (1) the Mark E. Hamister Interests; (ii) the George E. Hamister Interests; (iii) the Oliver C. Hamister Interests; (iv) the George E. Hamister Trust Interests; (v) the Oliver
C. Hamister Trust Interests; (vi) the Julia Hamister Interests; and (vii) the Minority Shareholders Interests are sometimes hereinafter collectively referred to as the "Interests".


                                   ARTICLE 2.
                                 PURCHASE PRICE

                  2.01 Final Purchase Price and Base Price. For purposes of this
Article 2, the term "Base Price" (subject to such adjustments as may be required by this Agreement) shall equal One Hundred Thirty Three Million, Five Hundred Eighty Thousand Dollars ($133,580,000.00) and the term Final Purchase Price shall mean an amount equal to the Base Price, decreased by the Discharged and Assumed Debt (as set forth on Schedule 2.01) and adjusted by the Closing Adjustments (as defined in Section 2.04), the Post-Closing Working Capital Adjustment (as defined in Section 2.06) and Post Closing Net Worth Adjustment (as defined in Section 2.06).
                  2.02 Closing Payment. (a) On the Closing Date, Buyer shall pay on account of the Final Purchase Price as set forth in this section a closing payment equal to the Base Price, decreased by the Discharged and Assumed Debt, increased or decreased, as the case may be (as provided in Section 2.04), by the amount of the Closing Adjustments (the "Closing Payment"). The Closing Payment shall be paid by Buyer as follows: (i) an amount equal to Two Million Seven Hundred Fifty Thousand Dollars ($2,750,000.00) (hereinafter the "Escrow Payment") shall be paid to an account established under the terms of an escrow agreement in a form hereto (hereinafter the "Escrow Agreement"); and (ii) an amount equal to the Base Price, decreased by the Discharged Debt and Assumed Debt and Escrow Payment and adjusted by the Closing Adjustments, shall be paid to the Owners. The Escrow Payment shall be paid by wire transfer of immediately available funds to the account specified by the Escrow Agreement, and the Closing Payment shall be paid to such account or accounts as may be specified by Mark E. Hamister in writing.
                  (b) The Escrow Payment shall be held in an escrow account (the "Escrow Account") and distributed in accordance with the terms of the Escrow Agreement and shall serve as security for the Hamisters' indemnification and other obligations under this Agreement. Notwithstanding the existence of the Escrow Account, Buyer's rights under this Agreement shall in no event be limited by the amount of the funds in the Escrow Account, and the Hamisters shall be fully liable to Buyer for the full amount of their indemnification and other obligations hereunder, to the extent set forth in this Agreement. When the Final Balance Sheet has been determined in accordance with Section 2.06 hereof, the amount held in the Escrow Account shall be reduced by $750,000, together with any interest accrued thereon pursuant to the Escrow Agreement, which $750,000 (and accrued interest) shall be paid as set forth below. If the Closing Payment exceeds the Final Purchase Price by an amount less than or equal to $750,000, such excess (and any interest accrued thereon) shall be paid to the Buyer from the Escrow Account and the amount of the difference between such excess and $750,000, if any, together with any interest accrued on such amount, shall be paid to the Owners from the Escrow Account. If the Closing Payment exceeds the Final Purchase Price by more than $750,000, then $750,000 together with interest accrued thereon shall be paid to the Buyer from the Escrow Account and the Hamisters shall, in the proportions set forth on Schedule 2.02 attached hereto, pay to the Buyer the difference between such excess and $750,000. If the Closing Payment is less than the Final Purchase Price, an amount equal to $750,000 together with interest accrued thereon pursuant to the Escrow Agreement shall be paid from the Escrow Account to an account specified in writing by Mark E. Hamister and the Buyer shall pay to the account specified in writing by Mark E. Hamister, the amount by which the Closing Payment is less than the Final Purchase Price. All payments required to be made by this Section 2.02(b) shall be made by delivery of cashiers or certified checks (or by wire transfer of federal funds) within seven days after the Post Closing Settlement Date (as hereinafter defined).


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
                  2.03 Closing Balance Sheet. The Hamisters shall deliver to Buyer as soon as reasonably practicable but in no event later than five (5) business days prior to Closing, an unaudited combined (after elimination of intercompany transactions) balance sheet of the Skilled Nursing Facilities Business as of May 31, 1996, or, in the event that the Closing Date is on or after July 24, 1996, a balance sheet of the Skilled Nursing Facilities Business as of a month-end date not more than 55 days prior to the Closing Date (the "Closing Balance Sheet"), together with the related statement of income for the Skilled Nursing Facilities Business for the year-to-date period ended on the date of the Closing Balance Sheet. The Closing Balance Sheet and related statement of income shall have been prepared in accordance with generally accepted accounting principles ("GAAP") applied in a manner which is consistent with the manner in which the unaudited balance sheet of the Skilled Nursing Facilities Business dated at December 31, 1995 (as previously delivered to Buyer) was prepared. The Closing Balance Sheet shall include accruals, if applicable, for federal, state and local taxes (including income taxes, to the extent any such accrual is in accordance with GAAP, consistently applied), as well as accruals, if applicable, (under GAAP and consistent with the past practices of the Companies) for payroll taxes, employee benefits, workers' compensation payments and insurance deposits, sick pay and "comp" time, in all cases as if there had been a closing of the books on the date of the Closing Balance Sheet. The Closing Balance Sheet shall set forth the combined (after elimination of intercompany transactions) Net Working Capital of the Skilled Nursing Facilities Business as of the date of the Closing Balance Sheet (the "Closing Net Working Capital") and the combined net worth of the Skilled Nursing Facilities Business (after elimination of intercompany accounts and after elimination of those assets and liabilities of the Skilled Nursing Facilities Business used in the calculation of the Closing Net Working Capital) as of the date of the Closing Balance Sheet (the "Closing Net Worth"). For purposes of this Agreement, the Net Working Capital shall mean the difference between the current assets of the Skilled Nursing Facilities Business (including, but not limited to, cash, accounts receivable (net of adequate reserves for doubtful accounts, and prepaid expenses) and the current liabilities of the Skilled Nursing Facilities Business (including, but not limited to, accounts payable, accrued interest, accrued salaries, accrued vacations, payroll taxes, benefits and accrued expenses, but excluding the current portion of long term debt).
                  2.04 Closing Adjustment. If the Closing Net Working Capital of the Companies is less than or in excess of negative $393,734 (the "Minimum Net Working Capital"), for purposes of determining the amount payable by the Buyer at the Closing and the amount of the Final Purchase Price, the amount of such difference (hereinafter the "Closing Working Capital Adjustment") shall be: (i) subtracted from the Base Price if the Closing Net Working Capital is less than the Minimum Net Working Capital; and (ii) added to the Base Price if the Closing Net Working Capital is greater than the Minimum Net Working Capital. If the Closing Net Worth of the Skilled Nursing Facilities Business is less than or in excess of negative $2,277,570 (the "Minimum Net Worth"), for purposes of determining the amount payable by the Buyer at the Closing and the amount of the Final Purchase Price, the amount of such difference (hereinafter the "Closing Net Worth Adjustment"), shall be: (i) subtracted from the Base Price if the Closing Net Worth is less than the Minimum Net Worth (i.e. a larger negative net worth than the negative net worth which constitutes the Minimum Net Worth); and
(ii) added to the Base Price if the Closing Net Worth is greater than the Minimum Net Worth. The Closing Working Capital Adjustment and the Closing Net Worth Adjustment Capital are collectively referred to as the "Closing Adjustments".
                  2.05 Post-Closing Settlement. The Buyer shall, within 45 days after the Closing Date, notify the Hamisters in writing if it disputes the accuracy of the Closing Balance Sheet. Such notice shall specify in reasonable detail the nature of the dispute. If no such notice is received by the Hamisters, Buyer shall be deemed to have accepted the accuracy of the Closing Balance Sheet.
                  If the Buyer delivers a written notice to the Hamisters with respect to a dispute concerning the accuracy of the Closing Balance Sheet, during the 45-day period following the receipt of such notice by the Hamisters, the Hamisters and Buyer shall attempt to resolve such dispute and to agree upon the amounts to be contained in the Closing Balance Sheet. If at the end of the 45-day period, Hamisters and Buyer shall have failed to reach a written agreement with respect to such dispute, the matter shall be referred to the Cleveland, Ohio office of Price Waterhouse, (the "Arbitrator"), which shall act as an arbitrator and shall issue its report as to the Closing Balance Sheet within forty-five (45) days after such dispute is referred to the Arbitrator. Each of the parties hereto shall bear all costs and expenses incurred by such party in connection with such arbitration, except that the fees and expenses of the Arbitrator hereunder shall be borne equally by Hamisters and Buyer. This provision for arbitration shall be specifically enforceable by the parties and the decision of the Arbitrator in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom. The "Post-Closing Settlement Date" shall be the later of the 45th day after the Closing Date, or the date upon which any dispute concerning the Closing Balance Sheet is resolved either by the Buyer and Mark E. Hamister or by the Arbitrator.

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
                  2.06 Post Closing Settlement Amount. If the Closing Balance Sheet has been finalized, whether by the Buyer's agreement to the entries contained in the Closing Balance Sheet prepared and delivered by the Hamisters, as a result of a resolution of a dispute concerning the Closing Balance Sheet which is mutually agreeable to the Buyer and Mark E. Hamister or as a result of a decision of the Arbitrator (such balance sheet as so finalized being hereinafter the "Final Balance Sheet"), the combined Net Working Capital of the Skilled Nursing Facilities Business determined from the entries contained in the Final Balance Sheet (hereinafter the "Post-Closing Net Working Capital") shall be determined and the combined net worth of the Skilled Nursing Facilities Business as determined from the entries contained in the Final Balance Sheet (after elimination of intercompany accounts and after elimination from such net worth calculation, those assets and liabilities of the Skilled Nursing Facilities Business that were used in the calculation of the Post-Closing Net Working Capital) (such net worth being hereinafter the "Post Closing Net Worth") shall be determined. If the Post-Closing Net Working Capital differs from the Closing Net Working Capital, the amount of any such difference (hereinafter the "Post Closing Working Capital Adjustment"), for purposes of determining the Final Purchase Price, shall be: (a) subtracted from the Base Price if the Post-Closing Net Working Capital is less than the Closing Net Working Capital; and (b) added to the Base Price if the Post Closing Net Working Capital is greater than the Closing Net Working Capital. If the Post Closing Net Worth differs from the Closing Net Worth and the amount of such difference (hereinafter the "Post Closing Net Worth Adjustment") is greater than $150,000, the amount of such difference, for purposes of determining the Final Purchase Price, shall be: (x) subtracted from the Base Price if the Post Closing Net Worth is less than the Closing Net Worth: and (y) added to the Base Price if the Closing Net Worth is greater than the Minimum Net Worth.
                  2.07 Allocation of Purchase Price. The Final Purchase Price and the Discharged and Assumed Debt shall be allocated among the NHCA shares, the Oak Hill shares, the Derby Nursing Center shares, VersaLink shares, the EIDOS shares and the DAP partnership interests in the manner set forth in
Schedule 2.07 attached hereto. Buyer and each of the Owners agree that they will file their federal, state and local income tax returns and such other forms as may be required pursuant to the Internal Revenue Code of 1986, as amended (hereinafter the "Code"), on the basis of the allocation set forth in Schedule
2.07 attached hereto. In addition, as set forth in Section 8.05 hereof, the Owners and the Buyer will cooperate with one another to the extent necessary in order to enable the Buyer to effect an election under Section 338(h)(10) of the Code with respect to the Buyer's purchase of the Interests.
                  2.08 Possible Adjustments of Purchase Price. The Hamisters and the Buyer acknowledge and agree that the Buyer would prefer not to purchase the issued and outstanding partnership interests of DAP and that the Buyer has requested that the Hamisters sell or otherwise convey and transfer the issued and outstanding partnership interests of DAP provided that, in connection with such sale, conveyance or transfer, the Buyer and any person, firm, corporation or other entity to whom the outstanding interests of DAP are sold, transferred and assigned (hereinafter the "Kensington Gardens Transferee") enter into a mutually agreeable contract for the management of the Kensington Gardens skilled nursing facility, which is currently owned by DAP. Accordingly, the Hamisters and the Buyer acknowledge and agree that, in the event that, on or prior to the Closing Date, the issued and outstanding partnership interests of DAP are sold to the Kensington Gardens Transferee and the Kensington Gardens Transferee enters into a mutually agreeable contract with the Buyer for the management of the Kensington Gardens facility, the Base Price (and, as a consequence, the Base Price and the Final Purchase Price) shall be reduced by an amount equal to Eight Million Three Hundred Forty Eight Thousand Dollars $8,348,000.00.


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
                                   ARTICLE 3.
                                    CLOSING

                  3.01 Time and Place of Closing. Unless this Agreement has been terminated pursuant to the provisions of Section 14.01 or Section 14.02, the closing of the sale and purchase of the Interests as contemplated by this Agreement (the "Closing") shall take place at the offices of Lippes, Silverstein, Mathias & Wexler LLP, 700 Guaranty Building, 28 Church Street, Buffalo, New York on the third business day following the latest to occur of:
(a) the expiration (or early termination) of the waiting period (or any extensions thereof) established by the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"); (b) the satisfaction (or waiver) of the conditions to the Owners' obligations to close the transactions contemplated by this Agreement as more particularly set forth in Article 9 hereof; and (c) the satisfaction (or waiver) of the conditions to Buyer's obligation to close the transactions contemplated by this Agreement as more particularly set forth in
Article 10 hereof; or at such other place, date and time as the parties hereto may agree. For purposes of this Agreement, the date on which the Closing occurs is referred to as the "Closing Date".
                  3.02 Deliveries by the Owners. At the Closing:
                  (a) Mark E. Hamister shall deliver to the Buyer (i) stock certificates, duly endorsed for transfer to the Buyer or accompanied by duly executed stock powers, which stock certificates shall represent all of the issued and outstanding shares of common stock of NHCA, Oak Hill, Derby Nursing Center, VersaLink and EIDOS owned by Mark E. Hamister; and (ii) unless the transfer of the partnership interests of DAP contemplated by Section 2.08 has occurred, a bill of sale or assignment or other appropriate instruments of conveyance which effect, in accordance with applicable law, the sale, transfer and conveyance to the Buyer of all Mark E. Hamister's right, title and interest in and to DAP;
                  (b) George E. Hamister shall deliver to the Buyer: (i) stock certificates, duly endorsed for transfer to the Buyer or accompanied by duly executed stock powers, which stock certificates shall represent all the issued and outstanding common stock of NHCA, Oak Hill and Derby Nursing Center owned by George E. Hamister; and (ii) unless the transfer of the partnership interests of DAP contemplated by Section 2.08 has occurred, a bill of sale or assignment or other appropriate instruments of conveyance which effect, in accordance with applicable law, the sale, transfer and conveyance to the Buyer of all George E. Hamister's right, title and interest in and to DAP;
                  (c) Oliver C. Hamister shall deliver to Buyer: (i) stock certificates, duly endorsed for transfer to the Buyer or accompanied by duly executed stock powers, which stock certificates shall represent all the issued and outstanding shares of common stock of NHCA, Oak Hill, and Derby Nursing Center owned by Oliver C. Hamister; and (ii) unless the transfer of the partnership interests of DAP contemplated by Section 2.08 has occurred a bill of sale or assignment or other appropriate instruments of conveyance which effect, in accordance with applicable law, the sale, transfer and conveyance to the Buyer of all Oliver C. Hamister's right title and interest in and to DAP;
                  (d) The George E. Hamister Trust shall deliver to the Buyer stock certificates representing the George E. Hamister Trust Interests, duly endorsed for transfer to the Buyer or accompanied by duly executed stock powers;
                  (e) The Oliver C. Hamister Trust shall deliver to the Buyer stock certificates representing The Oliver C. Hamister Trust Interests, duly endorsed for transfer to the Buyer or accompanied by duly executed stock powers;
                  (f) Julia Hamister shall deliver to the Buyer stock certificates representing the Julia Hamister Interests, duly endorsed for transfer to the Buyer or accompanied by duly executed stock powers; and
                  (g) The Minority Shareholders shall deliver to Buyer, stock certificates representing the Minority Shareholders Interests, duly endorsed for transfer to the Buyer or accompanied by duly executed stock powers.
         3.03 Additional Deliveries by the Hamisters. In addition to the items identified in Section 3.02 hereof, at the Closing, the Hamisters shall take such action as may reasonably be necessary to cause the delivery to Buyer of:
                  (a) the Escrow Agreement, duly executed by the Hamisters;
                  (b) the corporate minute books and stock ledgers of each of the Companies;
                  (c) the written resignations of the officers and directors of each of the Companies; and
                  (d) any other documentation identified in Article 10 hereof which is required to be delivered to the Buyer in satisfaction of the conditions to the Buyer's obligation to close the transactions contemplated by this Agreement.
         3.04 Deliveries by Buyer. At the Closing, the Buyer will deliver (unless previously delivered):
                  (a) to the Owners, the Escrow Agreement, duly endorsed by the Buyer;
                  (b) to the Escrow Agent, by wire transfer of immediately available funds, an amount equal to the Escrow Payment;
                  (c) to or on behalf of the Companies for payment to the entities described in Schedule 9.05 attached hereto, by wire transfer of immediately available funds, the amount of the Discharged Debt;
                  (d) to the Owners by wire transfer of immediately available funds to such account or accounts as may be specified by Mark E. Hamister in writing, an amount equal to the Closing Payment decreased by the Escrow Payment; and
                  (e) any other documentation identified in Article 9 hereof which is required to be delivered to the Owners in satisfaction of the conditions to the Owners' obligation to close the transactions contemplated by this Agreement.

                                   ARTICLE 4.
                 REPRESENTATIONS AND WARRANTIES OF THE HAMISTERS

         The Hamisters hereby jointly and severally represent and warrant to the Buyer as follows:
         4.01 Organization of the Companies. Each Company (other than DAP) is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated and has the corporate power and authority to carry on its business as presently conducted. Each Company (other than DAP) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure of such Company to be so qualified would have a material adverse effect on the Company.
                  DAP is a partnership, duly organized and validly existing under the laws of the State of New York, and has full power and authority to carry on its business as presently conducted. DAP is qualified to do business as a foreign partnership in each jurisdiction in which the failure of DAP to be so qualified would have a material adverse effect on DAP.
         4.02 Authorization. Each of the Hamisters and each of the Companies has full power and authority to enter into, execute and deliver this Agreement and each of the other documents and instruments to be executed and delivered by the Hamisters or the Companies, as the case may be, pursuant to this Agreement and to carry into effect the transactions contemplated hereunder and thereunder. Each of the Minority Shareholders and Optionees has full power and authority to enter into, execute and deliver any and all documents required to be executed and delivered by such individuals pursuant to this Agreement and to carry into effect the transactions contemplated by this Agreement. Mark E. Hamister has full power and authority to act on behalf of the Minority Shareholders and Optionees and execute and deliver this Agreement and such of the other documents and instruments to be executed and delivered by the Minority Shareholders and Optionees, as the case may be, pursuant to this Agreement and to carry into effect on behalf of the Minority Shareholders and Optionees the transactions contemplated hereunder.
         4.03 Ownership of Equity Interests in the Companies. (a) Schedule 4.03(a) attached hereto contains a true and correct statement of: (i) the total number of shares and par value of each class of capital stock or other equity interest which each Company is authorized to issue; (ii) the total number of shares and par value of each class of capital stock or other equity interest of each Company which is issued and outstanding; and (iii) the identity of the owner (or owners) of all the issued and outstanding shares of each class of capital stock and all other outstanding equity interests of each of the Companies together with a statement of the number of shares of capital stock or other equity interests of each of the Companies which is owned by any such person, firm, corporation or other entity. The equity interests described on
Schedule 4.03(a) attached hereto constitute all the outstanding equity interests of the Companies and such equity interests are validly issued, fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights set forth in the Incorporation Documents (as hereinafter defined) or created by law and have not been issued in violation of any other laws, the violation of which would have a material adverse effect on any Company.
                  (b) Except as otherwise set forth in Schedule 4.03(b) attached hereto, each person, firm, corporation or other entity which is identified in
Schedule 4.03(a) as owning any issued and outstanding capital stock or other equity interest of any Companies has good and marketable title to all the issued and outstanding capital stock or other equity interests which such person, firm, corporation or other entity is identified as the owner of in Schedule 4.03(a) attached hereto, in each case, free and clear of all liens, claims, encumbrances or other restrictions or limitations of any kind or nature.
         4.04 Options or Other Rights. Except as set forth in Schedule 4.04 attached hereto, there is no existing subscription, option, warrant, call, commitment or other agreement entitling any third party to and there are no convertible or exchangeable securities of any of the Companies outstanding which, upon conversion or exchange, would require the issuance of any additional shares of capital stock or other equity interests in or indebtedness of any of the Companies or any other securities convertible into or exchangeable for shares of capital stock or other equity interests in any of the Companies. None of the Companies is a party to any agreement which would require any of the Companies to repurchase, redeem or otherwise acquire any of the issued and outstanding shares of capital stock or other equity interests of any of the Companies, nor is there any "phantom stock", profit-sharing, earn-out or other plan or agreement to which any of the Companies is a party pursuant to which any person or entity is entitled to any distribution from or equity interest in any of the Companies.

         4.05 Certificates of Incorporation and By-Laws. With respect to each of the Companies, the Hamisters have heretofore delivered to the Buyer, true and complete copies of the Certificate of Incorporation (or any other substantially equivalent documentation which has been filed, in connection with the organization of any such Companies, with the governmental authorities of the jurisdiction in which any of such Companies has been incorporated or organized) (such Certificate of Incorporation or substantially equivalent documentation being hereinafter referred to as "Incorporation Documents") and the By-Laws (or any other substantially equivalent documentation regulating the internal affairs of such Companies) (such By-Laws or substantially equivalent documentation being hereinafter referred to as the "ByLaws") as the same are in effect on and as of the date hereof, including all amendments and restatements thereto. In addition, the Hamisters have heretofore made the minute books of each of the Companies available to the Buyer for inspection by the Buyer and its representatives.
         4.06 Binding Agreements. This Agreement constitutes and, when executed and delivered on the Closing Date, each of the other documents to be executed and delivered by the Companies, the Hamisters, the Minority Shareholders and the Optionees to the Buyer will constitute, valid and binding obligations of the Companies, the Hamisters, the Minority Shareholders and the Optionees enforceable against the Companies, the Hamisters, the Minority Shareholders and the Optionees in accordance with their respective terms, except that: (a) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditor's rights; and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
         4.07 No Violation. Except as set forth in Schedule 4.07 attached hereto, neither the execution and delivery of this Agreement nor the consummation by the Hamisters of the transactions contemplated hereby will: (a) to the knowledge of the Hamisters, violate any statute or law, or any rule or regulation of any governmental authority; or (b) violate any order, writ, injunction or decree of any court or governmental authority which is applicable to any Companies; or (c) to the knowledge of the Hamisters, contravene, conflict with or result in a violation of or, to the knowledge of the Hamisters, give any governmental body the right to revoke, suspend or modify any governmental authorization which is held by any of the Companies or otherwise relates to the business or assets of the Skilled Nursing Facilities Business; or (d) violate or conflict with or constitute a default under (or an event which, with notice or lapse of time, or both, would constitute a default under), or could result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material assets of any of the Companies under any term or provision of: (i) the Incorporation Documents and By-Laws of any of the Companies; or (ii) any material lease, sublease, option, mortgage, note, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character:
(A) to which any of the Owners or any of the Companies is a party; or (B) by which any of the Companies or any of their material assets or properties may be bound.
         4.08 Financial Statements.
                  (a) The Hamisters have heretofore delivered to the Buyer, the financial statements identified in Schedule 4.08(a) attached hereto (the "Financial Statements"). The Financial Statements (and in the case of audited financial statements the notes thereto) present fairly, in all material respects, the financial position and results of operations of each of the entities identified in each of the Financial Statements as of and for each of the years set forth in such audited financial statements, in accordance with generally accepted accounting principles ("GAAP"), consistently applied with past practices of the Companies.
                  (b) Except as and to the extent reflected or reserved against in the Financial Statements of the Skilled Nursing Facilities Business dated as of December 31, 1995, except as set forth in Schedule 4.08(b) attached hereto, and except for such liabilities which have been or will be incurred in the ordinary course of business since December 31, 1995 through the date hereof and through the Closing, there are and will be no liabilities or obligations of the Skilled Nursing Facilities Business (whether absolute, accrued, contingent or otherwise). In addition, none of the Companies is a party to any interest rate swap agreement or "collar" agreement or any other agreement of similar or like nature except as set forth in Schedule 4.08(b). Except as set forth in Schedule 4.08(b) attached hereto: (i) the payment, at the Closing, of the indebtedness listed in Schedule 9.05 hereof will not result in any of the Companies incurring any prepayment penalty or other liability or obligation arising out of the payment of any such indebtedness prior to its scheduled maturity date; or (ii) the consummation of the transactions contemplated by this Agreement will not give rise to any of the Companies incurring any liability under any lease or agreement to which any Company is a party.

         4.09 Absence of Certain Changes. Except as and to the extent set forth in Schedule 4.09 attached hereto, from December 31, 1995 through the date hereof and through the Closing Date, none of the Companies has or will have:
                  (a) (i) amended its Incorporation Documents or its ByLaws; or
(ii) merged with or into or consolidated with any other person, firm, corporation or other entity; or (iii) subdivided or reclassified any shares of its capital stock or any of its other outstanding equity interests;
                  (b) issued, sold, purchased or redeemed or issued options, warrants or other rights to subscribe to, or entered into any contracts or commitments to issue, sell, purchase or redeem any shares of its capital stock or other equity interests or any securities convertible into or exchangeable for any of its shares of capital stock or other equity interests;
                  (c) declared or paid any dividends or declared or made any distributions of any kind to its stockholders or other owners of any of its outstanding equity interests or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests except for: (i) payments made to the Owners in the ordinary course of business and consistent with the past practice of the Companies of distributing the income of the Companies to their respective Owners as a reflection of the fact that the Companies (with the exception of DAP, which is a partnership) are Subchapter S Corporations; and (ii) distributions of assets contemplated by Section 6.03 hereof;
                  (d) except in the ordinary course of conduct of the Skilled Nursing Facilities Business: (i) entered into or amended any written employment agreement or commitment with any officer, director or general manager who is principally engaged in providing services to the Skilled Nursing Facilities Business; (ii) entered into any material oral employment agreement or commitment or modified in any material respect any oral employment agreement or commitment with any officer, director or general manager who is principally engaged in providing services to the Skilled Nursing Facilities Business; (iii) entered into or amended any agreement with any labor union or association representing any employee; or (iv) entered into or amended in any material respect, any employee benefit plan or arrangement (including any arrangement to pay any retirement or other benefits) relating to any employees who are principally engaged in providing services to the Skilled Nursing Facilities Business;
                  (e) suffered any material adverse change in its financial condition, assets, liabilities or business other than changes which arise as a result of changes in the economy in general;
                  (f) except as contemplated by Section 6.03 hereof, sold, transferred or otherwise disposed of any of its material assets, properties, or rights other than in the ordinary course of the conduct of its business or cancelled any claims which are material to its business;
                  (g) disposed of or permitted to lapse any patent, patent application, trademark, trademark registration, trademark application, assumed name, service mark, trade name or copyright application, copyright registration or license which is material to the Skilled Nursing Facilities Business or disposed of or permitted to lapse any agreement under which it has any right or license which is material to the Skilled Nursing Facilities Business;
                  (h) made any single capital expenditure relating to the Skilled Nursing Facilities Business which is in excess of Twenty
Five Thousand Dollars ($25,000) or made any commitment to make any single capital expenditure relating to the Skilled Nursing Facilities Business which is in excess of Twenty Five Thousand Dollars ($25,000), except for capital expenditures and commitments to make such capital expenditures which are included within the budget of the Companies for such period and expenditures necessary in emergency circumstances to maintain the safety and well being of the residents of the skilled nursing facilities;
                  (i) made any material change in any method of accounting or accounting practice or policy or in its manner of keeping its books, accounts or records;
                  (j) granted any general increase in the compensation or benefits of any of its officers or employees other than in the ordinary course of business (including any such increase pursuant to any bonus, pension, profit sharing, severance or other plan or commitment) other than increases granted after the date hereof which will not, in the aggregate, exceed the amounts budgeted for such items for such periods;
                  (k) made any loan or advance to any of its officers, directors or employees other than advances of expenses made in the ordinary course of its business and the regular cash management policies of NHCA;

                  (l) entered into or terminated any material lease or sublease (as lessor or lessee), granted, suffered or released any lien or encumbrance on any of its assets or properties or amended any material contracts or agreements to which it is a party or by which it is bound or its assets or properties are bound or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;
                  (m) incurred or assumed any material indebtedness, obligations or liabilities;
                  (n) incurred any material damage, destruction or loss, whether or not covered by insurance, adversely affecting any Company;
                  (o) suffered any judgement with respect to or made any settlement of any claim, action, suit or proceeding except for labor grievances involving amounts not in excess of $5,000;
                  (p) agreed, whether in writing or otherwise, to take any of the actions set forth in this Section 4.09.
         4.10 Title to Personal Property; Encumbrances; Etc. Except as set forth in Schedule 4.10 attached hereto, each Company has good and valid title to the material personal property which is used by such Company in the conduct of the Skilled Nursing Facilities Business and which it purports to own and, on the Closing Date, will have good and valid title to the material personal property which is used by such Company in the conduct of the Skilled Nursing Facilities Business and which it purports to own in each case, free and clear of any liens, charges or encumbrances other than "Permitted Liens" as hereinafter defined. For purposes of this Agreement "Permitted Liens" shall be deemed to refer to liens or other encumbrances:
                  (a) disclosed in financial statements delivered to the Buyer and the Closing Balance Sheet;
                  (b) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business and securing obligations which are not overdue or which are being contested by a Company in good faith and which are not, individually or in the aggregate, material to the Company;
                  (c) other imperfections of title or encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property subject thereto and do not materially restrict or impair the use of such property in the business of a Company;
                  (d) liens for taxes, assessments and other governmental charges which are not due or payable or which may thereafter be paid without interest or penalty or which are being contested by a Company in good faith and which are not, individually or in the aggregate, material to the Company;
                  (e) liens upon any property acquired, constructed or improved by a Company which secure any part of the purchase price of such property or the cost of such construction or improvement (provided that the obligation secured by any such lien has been properly reflected in the financial statements delivered to the Buyer or the Closing Balance Sheet, as the case may be);
                  (f) items which are reserved for in the unaudited financial statement of the Skilled Nursing Facilities Business dated at December 31, 1995 and the Closing Balance Sheet and which do not materially impair or restrict the use of the assets subject thereto in the business of the Company;

                  (g) in the case of real property and interests in real property, easements, servitudes, covenants, encroachments, rights of way and other unrecorded easements or rights of way or other restrictions which do not (and would not if recorded as to unrecorded items) materially detract from the value of such property or such interests as used in the business of a Company; and
                  (h) extensions, renewals and replacements of the liens and other encumbrances referred to in clauses (a) through (h) above.
         4.11  Real Property.
                  (a) Schedule 4.11(a) hereto contains a list of the address of each parcel of real property currently owned and used by the Companies in the conduct of the Skilled Nursing Facilities Business (hereinafter the "Owned Real Property") and includes a statement of: (i) the approximate square footage of each such parcel of Owned Real Property; and (ii) the identity of the Company that is the owner of such Owned Real Property. Schedule 4.11(a) hereto contains a list of the address of each parcel of real property currently leased and used by the Companies in the conduct of the Skilled Nursing Facilities Business (hereinafter the "Leased Real Property") and includes a statement of (i) the approximate square footage of each such parcel of Leased Real Property, (ii) the identity of the lessee and the lessor of such Leased Real Property; (iii) a schedule identifying the commencement and termination of each Lease, all options to purchase the Leased Real Property or to extend the terms of the Leases; and
(iv) all other contracts or agreements affecting or relating to the Owned or Leased Real Property of any Company. Schedule 4.11(a) also identifies any leases or subleases, assignments or licenses affecting any of the Owned or Leased Real Property where any of the Companies is a lessor, sublessor, assignor or licensor (collectively, the "Tenant Leases"). The Owned Real Property and the Leased Real Property are hereinafter collectively called "Real Property."
                  (b) With respect to each parcel of Leased Real Property, the Company that is identified in Schedule 4.11(a) as the lessee of such Leased Real Property has a valid and enforceable leasehold interest in such Leased Real Property, free and clear of all liens, charges and encumbrances and, except as otherwise set forth in Schedule 4.11(b) attached hereto, there are no defaults which have occurred, nor are there any conditions which, with notice or passage of time or both, would constitute a default under the terms of any lease of any Leased Real Property used by any of the Companies with respect to the obligations of the Company which is identified in Schedule 4.11(a) as the lessee of any such Leased Real Property or, to the knowledge of the Hamisters, with respect to the obligations of the lessor of such Leased Real Property. Prior to the date hereof, the Hamisters have made available to the Buyer, true, correct and complete copies of each lease of any Real Property used by any of the Companies and of each Tenant Lease.
                  (c) To the knowledge of the Hamisters no lessee or sublessee has any material offset right, defenses or credits against rent or other amounts claimed by any Company, and no Company has any work obligations or obligations to return funds as a lessor or sublessor. Except as set forth in Schedule 4.11(d), to the knowledge of the Hamisters, none of the Real Property or the use, occupancy or operation thereof is in violation of any restrictive covenants, laws (including, without limitation, any building, zoning, environmental, health, fire, safety or other ordinances, codes or regulations) in such manner as to interfere with the use and occupancy thereof in the ordinary course of business, and no written notice from any governmental body or insurance underwriters or rating bureaus has been served upon any Company or upon its Real Property claiming any violation of any such laws, ordinances, codes or regulations, requiring or calling attention to the need for any material work, repairs, construction, alterations or installations on, or in connection with said Real Property which has not been complied with, or establishing any material assessments for public improvements which could be a lien on any of the Real Property if not paid when due or increasing the assessments in any material way on any Real Property or claiming any material monies are due with respect to the Real Property.

                  (d) Except as otherwise set forth in Schedule 4.11(d) attached hereto, none of the Real Property which is used by any of the Companies in the conduct of the Skilled Nursing Facilities Business is subject to any pending or, to the knowledge of the Hamisters, threatened condemnation proceeding by any public or quasi-public agency or other authority which has or would have an adverse effect on the right or ability of the Company that (as described in Schedule 4.11(a) attached hereto) is the owner or lessee of any such Real Property, to continue to conduct its business in the ordinary course.
                  (e) All transfer taxes payable in connection with the acquisition by any Company of any Owned Real Property have been paid.
         4.12 Leases. Schedule 4.12 attached hereto contains a list of each lease relating to any personal property used by any of the Companies in the conduct of its business which provides for annual lease payments in excess of Twenty Five Thousand Dollars ($25,000) whose term is in excess of one (1) year and which is not cancelable upon thirty (30) or fewer days' notice without any liability, penalty or premium (other than a nominal cancellation fee or charge)(the "Leases"). Prior to the date hereof, the Hamisters have made available to the Buyer copies of the Leases including all amendments thereto and all modifications thereto. Except as set forth in Schedule 4.12 attached hereto, to the knowledge of the Hamisters, no material default has occurred under the terms of any of the Leases with respect to the obligations of any of the Companies or any other parties to the Leases.
         4.13 Patents, Trademarks, Trade Names, Etc. Schedule 4.13 attached hereto contains a list and a general description of: (a) all material patents, trademarks, trademark registrations, trade names, assumed names, copyrights, copyright registrations, and all applications therefor, presently owned, held or used by any of the Companies in connection with the conduct by the Companies of the Skilled Nursing Facilities Business or with respect to which any of the Companies owns or holds any license (hereinafter collectively referred to as the "Patents and Trademarks"). Except as set forth in Schedule 4.13, the Hamisters have not and, none of the Companies has, received any written notice and, to the knowledge of the Hamisters, there is no basis for any written notice to be issued to any of the Companies, that the use by any of the Companies of the Patents and Trademarks is unlawful or infringes upon the rights of any person, firm, corporation or other entity.
         4.14 Litigation. Except as set forth in Schedule 4.14 attached hereto, there are no actions, suits or written claims or legal, administrative, equitable or arbitration proceedings or outstanding orders, judgments, injunctions, awards or decrees of any court, any governmental or regulatory body or any arbitration tribunal (such outstanding orders, judgements, injunctions, awards or decrees being hereinafter referred to individually as an "Order") pending or, to the knowledge of the Hamisters, threatened against or involving the Owners or any of the Companies which: (a) seek to prevent the consummation of the transactions contemplated by this Agreement; or (b) relate to the business of any of the Companies or any of the assets owned or used by any of the Companies. Each Company is in material compliance with all the terms and requirements of any Order which applies to it or any of the assets owned or used by it. Since December 31, 1995, no Company has received any written notice from any governmental body or other person regarding any actual, alleged, possible or potential violation or failure to comply with the terms or requirements of any Order.
         4.15 Banks and Brokers. Schedule 4.15 attached hereto sets forth the name of each bank, trust company, securities or other broker or other financial institution with which any of the Companies has any account, lock box, safe deposit box or vault.

         4.16 Employee Benefit Plans. (a) Except for any individual employment, consulting or severance contracts disclosed in Schedule 4.20 attached hereto,
Schedule 4.16(a) attached hereto sets forth a list and a general description for each of the Companies of:
                    (i) each written personnel practice (other than personnel practices required to be maintained by any of the Companies under the terms of any law, rule or regulation of any federal, state or local governmental authority) (hereinafter the "Personnel Practices"), including, without limitation, vacation policies, holiday pay policies, severance pay policies, sick or personal pay policies, incentive bonus programs, bereavement pay programs, company car policies, service award policies, tuition refund policies, relocation assistance policies and patent award policies;
                   (ii) each plan, fund or program which provides to its participating employees or beneficiaries, through the purchase of insurance or otherwise, medical, surgical or hospital care or benefits, in the event of sickness, accident, disability, death or unemployment, vacation, benefits or severance benefits (other than any such plans, funds or programs which are required to be maintained by any of the Companies under the terms of any law, rule or regulation of any federal, state or local governmental authority) (each of such plans, funds or programs being hereinafter referred to individually as an "Employee Welfare Plan" and collectively as the "Employee Welfare Plans"); and
                  (iii) each plan, fund or program which, by its express terms, provides a retirement income to employees or results in the deferral of income by employees for periods extending to the termination of covered employment or beyond (other than any such plans, funds or programs which are required to be maintained by any of the Companies under the terms of any law, rule or regulation of any federal, state or local governmental authority) (each of such plans, funds or programs being hereinafter referred to individually as an "Employee Pension Plan" and collectively as the "Employee Pension Plans")
which is maintained, assumed or contributed to by any of the Companies for the benefit of any employee of the Skilled Nursing Facilities Business (all such Personnel Practices, Employee Welfare Plans and Employee Pension Plans being sometimes hereinafter referred to individually as a "Plan" and collectively as the "Plans").
                  (b) Except as otherwise set forth in Schedule 4.16(b) attached hereto, the Hamisters have previously delivered to the Buyer: (i) complete copies of all written plan documents which set forth the terms of each of the Plans and, where applicable, complete copies of any related trusts; and (ii) where applicable, copies of the most recent annual report or registration forms, if any, required to be filed with respect to any such Plans with any governmental agency or authority and copies of the most recent letters of determination from the Internal Revenue Service.
                  (c) Each of the Plans is in material compliance with the applicable requirements of all laws, rules and regulations of any federal, state or local governmental authority relating to the Plans, and each of the Plans has been administered by the Companies and plan fiduciaries, as applicable, and the Companies and plan fiduciaries have complied, in all material respects, in substantial compliance with the respective plan documents and all laws, rules and regulations of any federal, state or local governmental authority relating to the Plans.
                  (d) With respect to the Plans, the Companies will have made, on or prior to the Closing Date, all payments required to be made by them on or prior to the Closing Date and will have accrued (in accordance with generally accepted accounting principles consistently applied) all payments due but not yet payable as of the Closing Date.
                  (e) Except as set forth in Schedule 4.16(e) attached hereto, there would be no liability of Companies under Title IV of the Employee Retirement Security Act of 1974, as amended ("ERISA") if any Employee Pension Plan were terminated as of the Closing Date and the Companies have not incurred, and will not incur, any withdrawal liability, nor do Companies have any contingent withdrawal liability, to any Multiemployer Plan under ERISA, as amended by the Multiemployer Pension Plan Amendments Act of 1980.
                  (f) Except as disclosed in Schedule 4.16(a), no event has occurred or will occur which will result in liability to any of the Companies in connection with any Employee Pension Plan established, maintained, or contributed to (currently or previously) by any entity other than any of the Companies, which entity, together with a Company, constitute elements of either:
(i) a controlled group of corporations (within the meaning of Section 414(b) of the Code; (ii) a group of trades or business under common control (within the meaning of Sections 414(c) of the Code or 4001 of ERISA); (iii) an affiliated service group (within the meaning of Section 414(m) of the Code); or (iv) another arrangement covered by Section 414(o) of the Code.

         4.17 Consents and Approvals. Except for consents listed in Schedule
4.17 attached hereto and for the filing of pre-merger notification documentation under the HSR Act and the expiration of all applicable waiting periods thereunder, no permit, consent, approval or authorization of, or declaration, filing or registration with: (a) any governmental agency or authority or (b) any other person, firm or corporation in connection with any material contract, real property mortgage, material personal property lease or any Real Property Lease, is necessary or required to be obtained in connection with the execution and delivery by the Hamisters of this Agreement or the consummation by the Owners of the transactions contemplated hereby. Schedule 4.17 attached hereto also contains a list of all material consents, approvals, permits, licenses, authorizations, declarations, filings, or registrations which, to the knowledge of the Hamisters, are required to be obtained by the Companies from any governmental agency or authority in connection with the conduct of the Skilled Nursing Facilities Business.
         4.18 Environmental Protection. (a) Except as set forth in Schedule 4.18(a) attached hereto, to the knowledge of the Hamisters, each Company has obtained all permits, licenses, registrations and other authorizations which:
(i) are required to be obtained by any such Company under applicable federal, state or local laws, statutes, regulations, codes, promulgated and legally enforceable guidelines, orders or decrees relating to pollution, protection of the environment and human health and safety or the exposure of persons to Regulated Materials, as hereinafter defined (collectively "Environmental Laws"), including, without limitation, laws relating to emissions, discharges and releases or threatened releases into the environment (including, without limitation, the work place, air, surface water, ground water or land) of any substance identified or regulated in any Environmental Law (such substances being hereinafter referred to as "Regulated Materials"); and (ii) relate to the use, presence, treatment, storage, disposal, transport or handling of Regulated Materials.
                  (b) Except as set forth in Schedule 4.18(b) attached hereto, to the knowledge of the Hamisters, each Company has been and is in material compliance with: (i) all terms and conditions of all permits, licenses, registrations and other authorizations required under any Environmental Law;
(ii) all other limitations, restrictions, conditions, prohibitions, requirements and obligations contained in any Environmental Law as applicable to such Company, its properties or operations; and (iii) all plans, orders, decrees, judgments, injunctions, settlements or private agreements, notices or demand letters applicable to such Company, its properties or operations and issued, entered, promulgated or approved under any Environmental Law.
                  (c) Except as set forth in Schedule 4.18(c) attached hereto, none of the Companies has received any notice, written or otherwise, of, nor to the knowledge of the Hamisters are there, any past or present conditions, circumstances, activities, practices, incidents or actions of any Company or in connection with any Company's operations or property, relating to the use, presence, treatment, storage, disposal, transport or handling of Regulated Materials or relating to any emission, discharge, release or threatened release into the environment (including, without limitation, the work place, air, surface water, ground water or land) of any Regulated Material that: (i) may interfere with or prevent continued compliance by any of the Companies with any Environmental Law or any plan, order, decree, settlement or private agreement, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder; (ii) may give rise to any common law, statutory or other legal liability; or (iii) may otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation.
                  (d) Except as set forth in Schedule 4.18(d) attached hereto, to the knowledge of the Hamisters, there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, request for information or other proceeding pending or threatened, against any Company relating in any way to any violation of or liability under any Environmental Law or any plan, order, decree, settlement or private agreement, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.
                  (e) Except as set forth in Schedule 4.18(e) attached hereto, to the knowledge of the Hamisters: (i) there are no underground or aboveground storage tanks on or under any Company's property and no underground storage tank previously located on any such property has been removed therefrom and any underground storage tank disclosed in Schedule 4.18(e) and the piping appurtenant thereto, is free of leaks and spills or other discharges; (ii) no Regulated Materials have been disposed of in, on or under any Company's property nor is any such property listed, now or in the past, on a federal or state registry of historic or inactive waste disposal sites; (iii) no off-site waste disposal location to which any Company's wastes have been taken, appears or has appeared on any federal or state list of historic or inactive waste disposal sites; (iv) no Regulated Materials are currently present in, on or under any such property except for such ordinary quantities as may be necessary for grounds and facility maintenance, and medicines and medical supplies, used in the normal, lawful operation of the Companies; and (v) no property of any Company is located in or contains, any flood plain, coastal zone, wetlands, asbestos, PCBs, urea formaldehyde or radon.

                  (f) No lien or superlien has been imposed on the property of any Company by any governmental agency or third person in connection with the presence or release of any Regulated Material.
         4.19 Insurance. Schedule 4.19 attached hereto contains a general description (including the amount of coverage under and the amount of any applicable deductibles) of all policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the any of the Companies and issued with respect to or covering risks associated with the assets, properties and business of the Skilled Nursing Facilities Business. All premiums with respect thereto covering all periods up to and including the Closing Date have been paid, no notice of cancellation or termination has been received with respect to any such policy and, to the knowledge of the Hamisters, all such policies are in full force and effect. Such policies are valid, outstanding and, to the knowledge of the Hamisters, enforceable policies; will remain in full force and effect through the respective dates set forth in
Schedule 4.19 without the payment of additional premiums; and will not, with respect to all periods up to and including the Closing Date, in any way be affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement except to the extent set forth in Schedule 4.19. Except as set forth on Schedule 4.19, all policies are: (a) "occurrence" policies; and (b) are sufficient for compliance in all material respects by each Company with all requirements of the law and all contracts to which it is a party.
         4.20 Contracts and Commitments. (a) Except for leases required to be disclosed pursuant to Sections 4.11 and 4.12 hereof, Plans required to be disclosed pursuant to Section 4.16(a) hereof and insurance policies required to be disclosed by Section 4.19 hereof, Schedule 4.20(a) attached hereto contains a list of each written contract, subcontract, agreement, commitment, option, note, bond, mortgage, indenture, deed of trust, guarantee, franchise or license which:
(i) any of the Companies is a party to or the beneficiary of; (ii) relates to any Real Property or the Skilled Nursing Facilities Business; and (iii)(A) requires payments in excess of Twenty-Five Thousand Dollars ($25,000) per year;
(B) contains the terms and conditions: (I) upon which any person is employed as an officer, general manager, or consultant; or (II) upon which any severance or other termination payments (other than severance or termination payments required be made by applicable law) are payable; (C) provides preferential rights to purchase any material quantity of any assets; (D) limits the freedom of any party to engage in any business in any geographic area; (E) contains any "change in control" provision which would be breached by the consummation of the transactions contemplated by this Agreement; (F) contains the terms of any guaranty of the payment or performance of any liabilities or obligations of any person, firm, corporation or other entity; or (G) provides for the sale of assets or properties other than in the ordinary course of business; or (H) requires any Company to indemnify any person, firm, corporation or other entity (hereinafter individually referred to as a "Contract" and collectively as the "Contracts"). Prior to the date hereof the Hamisters have delivered or otherwise made true, correct and complete copies of the Contracts available to the Buyer, including all amendments thereof and modifications thereto.
                  (b) Except as set forth in Schedule 4.20(b) attached hereto, to the knowledge of the Hamisters, each of the Contracts is valid, binding and in full force and effect and enforceable in accordance with its terms except to the extent that: (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights; and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.
                  (c) Except as set forth in Schedule 4.20(c) attached hereto, each of the Companies is in compliance with the material terms and conditions of the Contracts to which it is a party and, to the knowledge of the Hamisters, there is no basis for any claim that any other party to any of the Contracts is in material default with respect to its obligations under such Contracts.

         4.21 Tax Matters. (a) Except as set forth in Schedule 4.21 attached hereto: (i) each of the Companies has filed or caused to be filed with the appropriate governmental agencies all Tax Returns (as hereinafter defined) required to be filed prior to the date hereof with respect to the Companies and their respective operations and assets for all periods ending on or prior to the date hereof; (ii) all Tax Returns filed by the Companies constitute complete and accurate representations in all material respects of the respective tax liabilities of the Companies and the Companies have paid all Taxes owed, whether or not pursuant to such Returns; (iii) the Companies have not waived or extended any applicable statute of limitations relations to the assessment of Taxes; (iv) except as set forth in Schedule 4.21(a), each Company that is a corporation has in effect, a valid election to be treated as an "S" corporation under Section 1362 of the Code and under the corresponding provisions of those state and local laws where each such Company is required to file income Tax Returns; (v) except as set forth in Schedule 4.21(a), each Company has withheld all Taxes required to be withheld and has paid, within the time required for payment, all Taxes required to have been paid in connection with amounts paid or owing to any employee, creditor, stockholder or other third party; and (vi) no examinations of the Tax Returns of the Companies by the Internal Revenue Service or any other applicable state or federal taxing authority is currently in progress other than internal examinations by such taxing authorities of which the Hamisters have no knowledge nor, to the knowledge of the Hamisters, threatened and no deficiencies have been asserted or assessed against the Companies as a result of any audit by the Internal Revenue Service or any state or local taxing authority and, to the knowledge of the Hamisters, no such deficiency has been proposed or threatened.
                  (b) For the purposes of this Agreement: (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, property, sales and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) imposed by the United States or any other jurisdiction, and any state, province, county, local or other government, taxing authority, or subdivision thereof; (ii) "Income Taxes" shall mean all taxes (including any interest, penalties or additions attributable to or imposed on or with respect to such taxes) imposed by the United States or any jurisdiction or by any state, province, county, local or other government, taxing authority or subdivision thereof, solely with respect to any income of any of the Companies excluding, specifically, any sales taxes, transfer taxes, real or personal property taxes; and (iii) "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Taxes (whether or not such Taxes are imposed on any of the Companies) or the administration of any laws, regulations or administrative requirements relating to any Taxes.
         4.22 Labor Relations. Schedule 4.22 attached hereto contains a list of each contract or other agreement between the Companies and any labor union or other association representing any employees of the Skilled Nursing Facilities Business (each such contract being hereinafter referred to as a "Labor Agreement"). Prior to the date hereof, the Hamisters have delivered to the Buyer true and complete copies of each Labor Agreement listed in Schedule 4.22 attached hereto. Except as set forth in Schedule 4.22 attached hereto, the Skilled Nursing Facilities Business has not, at any time during the last three years, experienced any material labor disputes or any work stoppage due to labor disagreements. In addition, except to the extent set forth in Schedule 4.22 attached hereto: (a) there is no unfair labor practice charge, or complaint or other action against any of the Companies relating to the Skilled Nursing Facilities Business which is pending or, to the knowledge of the Hamisters, threatened before the National Labor Relations Board or any other federal, state or local administrative or governmental agency or authority having regulatory powers with respect to the relationships between employers and employees and none of the Companies is subject to any order to bargain by the National Labor Relations Board; (b) there is no, labor strike or work stoppage actually pending or, to the knowledge of the Hamisters, threatened against or affecting the Skilled Nursing Facilities Business; (c) no question concerning representation is pending or to the knowledge of the Hamisters is threatened respecting employees of the Skilled Nursing Facilities Business; and (d) no written grievance which might have an adverse effect on any of the Skilled Nursing Facilities Business is pending.
         4.23 Suppliers. To the knowledge of the Hamisters, none of the Companies is engaged in any dispute with any supplier to the Skilled Nursing Facilities Business except for disputes with suppliers to the Skilled Nursing Facilities Business which, individually or in the aggregate, will not have a material adverse effect on the Skilled Nursing Facilities Business. Except as set forth in Schedule 4.23 attached hereto, no single supplier provides more than five percent (5%) of the Companies purchases.

         4.24 Medicaid and Medicare Cost Reimbursements. All cost reports required to be filed with any state, federal or other governmental agency in connection with the reimbursement to any Company by Medicare or Medicaid or any other third party payment programs of any costs relating to the Skilled Nursing Facilities Business (hereinafter individually a "Cost Report" and collectively the "Cost Reports") have been filed by the Companies within the time (including any applicable extensions thereof) required to obtain reimbursement of costs which are eligible for reimbursement under the Medicare or Medicaid programs. Except as set forth in Schedule 4.24, none of the Companies have received any written notice of any pending audit by Medicare, Medicaid or any other third party payment program and none of the Companies has received any written notice that Medicare, Medicaid or any other third party payment program has any claims for disallowance of costs or charges against any of them which could result in offsets against future payments.
         4.25 Compliance with Law. Except for matters pertaining to the Plans which are provided for in Section 4.16 and matters pertaining to Environmental Laws which are provided for in Section 4.18, the operations of the each Company have been conducted in accordance with all applicable laws, regulations and other requirements of all national governmental authorities, and of all states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over such Company, including, without limitation, all such laws, regulations and requirements relating to employment of unauthorized aliens, antitrust, consumer protection, equal opportunity, health, occupational safety, pension and securities, except for deviations from such laws arising from the operations of such Company which, individually or in the aggregate would not have a material adverse effect on the business of any such Company. Except as set forth in Schedule 4.25 attached hereto, the Skilled Nursing Facilities Business has not received any written notification of any asserted failure by the Skilled Nursing Facilities Business to comply with any such laws, rules or regulations. Except as set forth in Schedule 4.25 attached hereto, each Company has all material facilities licenses necessary to the conduct of the Skilled Nursing Facilities Business. Except as set forth on Schedule 4.25, each Company is eligible to participate in and is fully certified as a provider under Medicare and under the medical assistance programs of the states in which the skilled nursing facilities of such Company are located and each Company operates in full compliance with all applicable requirements for participation in such programs except for deviations from compliance with such requirements which would not have a material adverse effect on any such Company. Each Company has correctly maintained in all material respects all records required to be maintained by Title XVIII ("Medicare") and Title XIX ("Medicaid") of the Social Security Act and applicable state medical assistance plans.
         4.26 Brokers and Finders. Except for Chase Securities Inc. which has been engaged by NHCA in connection with the transactions contemplated by this Agreement, the Hamisters have not and none of the Companies or any of their respective officers, directors or employees, as the case may be, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.
         4.27 Potential Conflicts of Interest. Except as set forth in Schedule
4.27 attached hereto, no contract, agreement or arrangement (excluding employment agreements and rights arising under any of the Plans) providing for the purchase or sale of any goods or services or relating to any interest in any property, whether real or personal, or tangible or intangible, which is used by or relates to any of the Companies exists between: (a) any of the Hamisters and any of the Companies; (b) any of the Hamisters and any officers or directors of any of the Companies; or (c) between any of the Companies and any officers or directors of any of the Companies. Except as set forth in Schedule 4.27 attached hereto, none of the partners, stockholders, officers or directors of any of the Companies has any cause of action or other claim whatsoever against any of the Companies.
         4.28 Books and Records. The books of account, minute books, stock record books and other records of the Companies, all of which have been made available to the Buyer are complete.
         4.29 Additional Representations and Warranties. To the knowledge of the Hamisters, no representation or warranty of the Hamisters in this Agreement and no statement in any of the Schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. No notice given pursuant to Section 6.04 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.
         4.30 Accounts Receivable. The accounts receivable of the Skilled Nursing Facilities Business reflected on the December 31 Balance Sheet and all accounts receivable that have arisen since December 31, 1995 have arisen in the ordinary course of business and represent valid obligation to the Companies.
         4.31 Representations and Warranties on the Closing Date; Disclosure. The representations and warranties contained in this Article 4 shall be true and complete on and as of the Closing Date with the same force and effect as though made on the Closing Date. Disclosure of any fact or information in any Schedule required by this Article 4 shall be deemed for purposes of this Agreement to be disclosure on any other Schedule required by any Section of this Agreement on which such item could have been listed pursuant to this Agreement.

                                   ARTICLE 5.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Owners as follows:
         5.01 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania and has the corporate power and authority to carry on its business as presently conducted.
         5.02 Authorization by Buyer. The Buyer has full corporate power and authority to enter into, execute and deliver this Agreement and each of the other documents and instruments to be executed and delivered by Buyer pursuant to this Agreement and to carry into effect the transactions contemplated hereunder and thereunder. The execution and delivery of this Agreement and each of the other documents and instruments to be executed and delivered by the Buyer pursuant to this Agreement and the consummation of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Buyer. No other corporate act or proceeding on the part of Buyer or its stockholders is necessary to authorize the execution and delivery of this Agreement and each of the other documents and instruments to be executed and delivered by Buyer pursuant to this Agreement or the consummation of the transactions contemplated hereby and thereby.
         5.03 Binding Agreements. This Agreement constitutes, and, when executed and delivered on the Closing Date, each of the other documents and instruments to be executed and delivered by Buyer to any of the Owners will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms except that: (a) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally; and, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
         5.04 No Violation. Neither the execution and delivery of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby will: (a) to the knowledge of Buyer, violate any statute or law, or any rule or regulation of any governmental authority; (b) violate any order, writ, injunction or decree of any court or governmental authority; or (c) violate or conflict with or constitute a default under (or an event which, with notice or lapse of time, or both, would constitute a default under) or will result in the termination of, or accelerate the performance required by, or result in the creation of any material lien, security interest, charge or encumbrance upon any of the material assets of Buyer under any term or provision of: (i) the Articles of Incorporation or By-Laws of Buyer; or (ii) any material lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Buyer is a party or by which Buyer or any of its assets or properties may be bound or affected.
         5.05 Litigation. There are no actions, suits or claims or legal, administrative, equitable or arbitration proceedings or outstanding orders, judgments, injunctions, awards or decrees of any court, any governmental or regulatory body or arbitration tribunal pending, or to the knowledge of Buyer, threatened against or involving Buyer which: (a) seek to prevent the consummation of the transactions contemplated by this Agreement; or (b) or relate to the business or operations of the Buyer and which, if adversely decided, would have a material adverse effect on the business, assets or financial condition of the Buyer.
         5.06 Consents and Approvals. Except for consents listed in Schedule
5.06 attached hereto and for the filing of pre-merger notification documentation under the HSR Act and the expiration of all applicable waiting periods thereunder, no permit, consent, approval or authorization of, or declaration, filing or registration with, any governmental agency or authority or any other person, firm or corporation is necessary or required to be obtained by Buyer in connection with the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transactions contemplated hereby.
         5.07 Financing. As of the date hereof, Buyer has net equity capital funds and borrowing capacity under existing credit lines which will be sufficient to enable Buyer to purchase the Companies and fund the ongoing business and operations of the Companies (the funds to be loaned to Buyer for such purposes being hereinafter referred to as the "Acquisition Financing").
         5.08 Purchase for Investment. Buyer is purchasing all the issued and outstanding common stock and other equity interests of the Companies for investment and not for resale or distribution and the Buyer will not sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of any of such issued and outstanding common stock or other equity interests in violation of any applicable securities laws or regulations.
         5.09 Brokers and Finders. Except as set forth in Schedule 5.09, neither Buyer, nor any of its officers, directors or employees, as the case may be, has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement.

                                   ARTICLE 6.
                           COVENANTS OF THE HAMISTERS

         6.01 Access Pending the Closing Date. Subject to applicable laws and upon reasonable advance written notice, the Hamisters will and will cause each of the Companies to: (a) grant to Buyer and its counsel, accountants and other representatives, reasonable access to all books, contracts, commitments and records of each of the Companies; and (b) furnish Buyer and its representatives all such information as Buyer or its representatives may reasonably request concerning the business and assets of the Companies. In addition, the Buyer, upon reasonable advance written notice, shall have the right to enter into the Real Property during ordinary business hours for the purpose of undertaking such studies and inspections as the Buyer may reasonably deem appropriate including, without limitation, surveys and environmental reports and inspections of the Real Property.
         6.02 Conduct of Business Prior to the Closing. During the period commencing on the date hereof and ending on the Closing Date, except for the transactions contemplated by Section 6.03 hereof, the Hamisters will take any and all action necessary to prevent each of the Companies from taking any action that would cause any of the representations and warranties contained in Section
4.09 to be untrue as of the Closing Date. In addition, except for the transactions contemplated by Section 6.03 hereof, during the period beginning on the date hereof and ending on the Closing Date, the Hamisters will use their reasonable best efforts and will take such action as may be necessary to cause each of the Companies to use its reasonable best efforts to operate the Skilled Nursing Facilities Business in the ordinary course and keep intact the business organization and reputation of each of such Companies and to preserve for the Buyer the goodwill of the suppliers, patients, referral sources, employees and others having business relations with each of such Companies.
         6.03 Pre-Closing Re-Positioning. The businesses in which the Companies are engaged include a joint venture between NHCA and Millard Fillmore Health Systems (the "Joint Venture"), a home health care company operated by DAP and known as Nurses PRN of Richmond and, certain additional home health care companies operated by NHCA and more particularly described in Schedule 6.03 attached hereto (Nurses PRN of Richmond and the home health care companies described in Schedule 6.03 attached hereto being hereinafter collectively referred to as the "Home Health Care Division") and ProxyFusion, Inc., a Florida corporation which is engaged in the provision of intravenous infusion therapy ("ProxyFusion") all the issued and outstanding common stock of which is owned, collectively, by NHCA and Oak Hill.
                  The Buyer acknowledges and agrees that the Owners do not intend to sell to the Buyer and the Buyer does not intend to purchase, any of the stock, interests, assets or business of the Joint Venture, the Home Health Care Division and ProxyFusion. Accordingly, the Buyer hereby acknowledges and agrees that, prior to the Closing: (a) NHCA shall have completed any and all action reasonably necessary to transfer all of the assets, business and interests comprising the Joint Venture to an affiliate of NHCA (other than the Companies) and shall have caused such affiliate to assume any liabilities of NHCA relating to or which have been incurred in connection with the Joint Venture; (b) NHCA and DAP shall have completed any and all action reasonably necessary to transfer all of their respective rights, titles and interests in and to the assets of NHCA and DAP which are used exclusively by NHCA or DAP in the business of the Home Health Care Division to an affiliate of NHCA (other than the Companies), and shall have caused such affiliate to assume all the liabilities of NHCA and DAP relating to such assets or which have been incurred in connection with the business of the Home Health Care Division; (c) NHCA and Oak Hill shall have completed the transfer of all the issued and outstanding common stock of ProxyFusion (including all the business and assets of ProxyFusion subject to all the liabilities of ProxyFusion) to an affiliate of NHCA (other than the Companies); and (d) the Companies shall take any and all action reasonably necessary to transfer all of their respective rights, titles and interests in and to all of the personal property of the Companies located at 651 Delaware Avenue, Buffalo, New York (hereinafter the "Corporatre Headquarters Personalty"). For purposes of this Agreement, the businesses, assets, liabilities, interests and capital stock, as applicable, of the Joint Venture, the Home Health Care Division and ProxyFusion and the Corporate Headquarters Personalty are sometimes hereinafter collectively referred to as the "Retained Businesses". Prior to the transfer of the Retained Business, the Hamisters shall deliver copies of the documents providing for the transfer of the Retained Business to the Buyer.
         6.04 Supplements to Schedules; Notices . Between the date of this Agreement and the Closing Date, each of the Hamisters will promptly notify Buyer in writing if he or she becomes aware of any fact or condition that causes or constitutes a breach of any of the Hamisters' representations and warranties as of the date of this Agreement, or if he or she becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, the Hamisters will promptly deliver to the Buyer for its information a supplement to the Schedules to this Agreement which reflects such change. Notwithstanding the delivery of such supplement, no rights or remedies of Buyer under this Agreement which could have been exercised prior to the delivery of such supplement shall be compromised, affected or limited by the delivery of such supplement. During the same period, each of the Hamisters will promptly notify the Buyer of the occurrence of any breach of any covenant of the Hamisters in this Article 6 or of the occurrence of any event that may make the satisfaction of the conditions in Article 9 impossible or unlikely.

         6.05 No Solicitation. Except for the transactions contemplated by
Section 6.03 hereof and the possible sale, transfer or assignment of the partnership interests in DAP contemplated by Section 2.08 hereof, the Hamisters shall not and shall take any and all action necessary to prevent any officers, directors, employees or agents of any of the Companies from directly or indirectly, encouraging, soliciting, initiating or entering into any discussions or negotiations concerning, any disposition of substantially all the stock, equity interests or assets of any of the Companies or any of the business of the Companies (other than pursuant to this Agreement) or any proposal therefor, or from furnishing or causing to be furnished any information concerning the Companies to any party in connection with any transaction involving the acquisition of any stock, equity interests or assets of any of the Companies or any of the business of the Companies by any person other than the Buyer.
         6.06 Non-Competition. (a) The Buyer hereby acknowledges that the Retained Businesses are, in part, engaged in the same type of business as the Skilled Nursing Facilities Business being purchased hereunder. Accordingly, the Buyer hereby acknowledges and agrees that, except as expressly limited by the provisions of Section 6.06(b) hereof, each of the Hamisters, individually and collectively, and any corporation, partnership, limited liability company, trust or other entity in which any of the Hamisters, individually or collectively, owns or own more than fifty percent (50%) of the issued and outstanding voting stock or other equity interests (such corporations, partnerships, limited liability companies, trusts or other entities being hereinafter referred to individually as a "Hamister Affiliate" and collectively as the "Hamister Affiliates") shall be entitled to engage in any business whatsoever in any location whatsoever, even though such business competes, directly or indirectly, with the Skilled Nursing Facilities Business being sold to Buyer hereunder. Notwithstanding the foregoing, the Hamisters acknowledge that the Buyer and the Companies may suffer damages if the Hamisters or any person, corporation, limited liability company, partnership, trust or any other entity affiliated with any Hamister (a "Restricted Affiliate") engages in any of the activities restricted pursuant to the provisions set forth in Section 6.06(b).
                  (b) For purposes of setting forth the restrictions applicable to the Hamisters and the Restricted Affiliates relating to competitive activities, none of the Hamisters or any Restricted Affiliate shall, for a period of five (5) years from the Closing Date (the "Covenant Term"), without the prior express written consent of the Buyer, in any capacity (including, but not limited to, owner, partner, shareholder, consultant, agent, employee, officer, director or otherwise) directly or indirectly, for his or its own account or for the benefit of any person, firm, corporation, partnership, limited liability company, trust or other entity, establish, engage in or be connected with any: (i) skilled nursing facility including, without limitation,
(A) any business which provides subacute care and traditional and medically complex, in-patient, rehabilitative services; or (B) any business engaged in management of skilled nursing facilities; or (C) any business which provides contracted rehabilitative services; or (D) any business which provides enteral and parenteral feeding systems to skilled nursing facilities or beds (the activities described in subsections (A) through (D) above being hereinafter referred to collectively as the "Proscribed Businesses"); and (ii) is located within the states of Virginia, Florida, Connecticut or Massachusetts (the geographic area contained within each such state being hereinafter referred to as the "Restricted Territory"). Ownership or purchase by any or all of the Hamisters at or after the time of Closing, of less than five percent (5%) of the issued and outstanding capital stock of any enterprise engaged in any Proscribed Businesses in the Restricted Territory, the securities of which are listed on a national securities exchange or included in the national list of over-the-counter securities shall not be deemed a violation of this Section 6.06(b). In addition, the Hamisters shall not be deemed to be in violation of this Section 6.06(b) in the event that, following the Closing Date, the Hamisters or any Hamister Affiliate acquires substantially all the assets of any person, firm or corporation or a majority of the issued and outstanding capital stock of any corporation and, following such acquisition, less than five percent (5%) of the annual sales of any such acquired company is attributable to revenues from the Proscribed Businesses in the Restricted Territory. Upon breach by any of the Hamisters or any Hamister Affiliate of any provision of this
Section 6.06(b), Buyer shall be entitled to injunctive relief, both preliminarily and permanently, since the remedy at law would be inadequate and insufficient. Additionally, Buyer will be entitled to all such other legal and equitable remedies as may be available to it. In the event any of the provisions of this Section 6.06 are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason to be unenforceable as written, such court may modify any of such provisions so as to permit enforcement thereof as thus modified. If Buyer is obliged to resort to the courts for the enforcement of any of the covenants or agreements contained in this Section 6.06, or if such covenants or agreements are otherwise the subject of litigation between parties, then the Covenant Term shall be extended for a period of time equal to the period of such breach.

         6.07 Release of Options. From the date hereof until the first to occur of the Closing Date or any termination of this Agreement, the Optionees shall forego any right they may have to acquire any shares of NHCA pursuant to the terms of certain option agreements between NHCA and each of the Optionees. The Optionees shall release, as of the Closing Date, any and all rights they may have to acquire stock of NHCA pursuant to the terms of such option agreements without any liability or obligation of NHCA to the Optionees in connection with such release. On or prior to the Closing Date, the Optionees shall deliver original copies of such option agreements to NHCA for cancellation and as of the Closing Date such options shall be deemed cancelled for all purposes.

                                   ARTICLE 7.
                               COVENANTS OF BUYER

         7.01 Obligation to Secure Acquisition Financing. Buyer shall take such action as may reasonably be necessary to secure all necessary acquisition financing prior to the Closing Date.
         7.02 Obligation with Respect to Certain Employee Benefits. The Buyer hereby agrees that, as soon as reasonably practicable after the Closing Date, the Buyer shall take such action as may be necessary to cause each of the Companies to maintain and provide for the employees of the Companies, the employee welfare plans and employee pension plans which are generally made available to the employees of the Buyer and its subsidiaries and which are more particularly described in an employee handbook of Buyer which has previously been delivered to the Hamisters by Buyer (such employee welfare plans and employee pension plans being hereinafter the "Buyer's Benefits"). The Buyer acknowledges that it has no current intention to change the type or amount of the Buyer's Benefits in any material respect and the Hamisters acknowledge that, notwithstanding the absence of any such intention on the part of Buyer, the Buyer has an absolute and unconditional right to modify, amend or eliminate the Buyer's Benefits. The Buyer hereby further agrees that until the employees of the Companies are provided the Buyer's Benefits, the Buyer shall take such action as may be necessary to cause each of the Companies to maintain and provide for their respective employees the opportunity to participate in the employee welfare plans and employee pension plans that are currently made available to the employees of the Skilled Nursing Facilities Business.
         7.03 Discontinuance of Use of NHCA Name. (a) The Buyer acknowledges that, after the Closing Date, the Owners intend that the Retained Businesses will be conducted under the "National Health Care Affiliates" name and logo and, accordingly, the Buyer hereby acknowledges and agrees that the right of NHCA and any of the other Companies to continue using the "National Health Care Affiliates" name and logo after the Closing Date shall be limited to that period of time which is needed to obtain any governmental or other regulatory approvals required for any of the licenses or other permits which are used by the Companies in connection with the Skilled Nursing Facilities Business to be changed to delete any reference to "National Health Care Affiliates".
                  (b) In connection with the foregoing, the Buyer agrees that, promptly following the Closing Date, Buyer shall file and shall take such action as may be necessary to cause the Companies to file any and all applications or requests necessary to obtain any governmental or regulatory approval to change the NHCA name. In addition, Buyer further agrees to take any and all other action necessary to discontinue its use of the name "National Health Care Affiliates" or any variation thereof within the time period described in Section 7.03(a).
                  (c) Buyer hereby agrees, on behalf of NHCA and the other Companies that, from and after the Closing, any and all persons, firms, corporations, limited liability companies or other entities that are engaged in the conduct of the Retained Businesses and any and all other firms, corporations or limited liability companies that are affiliated with or otherwise owned or controlled by the Hamisters (or any of them) shall have an irrevocable royalty free license to use the "National Health Care Affiliates" name until such time that NHCA and the Companies discontinue their use of the "National Health Care Affiliates" name.

                  (d) The Buyer hereby acknowledges and agrees that upon a breach by the Buyer or any of the Companies of their obligations to discontinue use of the "National Health Care Affiliates" name the Owners (or any of them individually on behalf of the Retained Businesses) shall, in addition to any other legal or equitable remedies available, be entitled to injunctive relief, both preliminarily and permanently.
         7.04 Investigation. Buyer acknowledges that, other than the representations and warranties of the Hamisters contained in or made pursuant to this Agreement and other than with respect to the covenants and agreements made by the Owners in or pursuant to this Agreement, none of the Owners and none of the officers, employees, agents, affiliates, consultants, investment bankers, legal advisors or other representatives of the Companies shall: (a) be deemed to have made any representations, warranties or assurances of any kind; and (b) have any liability or obligation to Buyer in respect of any statement or assurance made to Buyer in connection with the transactions contemplated herein, including, without limitation, statements set forth in a Confidential Information Memorandum provided to Buyer.

                                   ARTICLE 8.
                 ADDITIONAL COVENANTS OF BUYER AND THE HAMISTERS

         8.01 Consents and Conditions. (a) Each of the Hamisters will use their respective best efforts to seek to obtain any required stockholder, third-party and governmental consents to the consummation by the Owners of the transactions contemplated hereunder and to cause each of the conditions to the obligations of Buyer to close the transactions contemplated hereunder (as more particularly set forth in Article 10 hereof) to be satisfied, including, without limitation, the securing of the consent of any lessor or mortgagee of Real Property and the consent of the Department of Housing and Urban Development, if necessary. Buyer will cooperate with the Hamisters and take such action as the Hamisters may reasonably request in connection with their efforts to obtain any governmental consent and any consent from any third party to the consummation by the Owners of the transactions contemplated by this Agreement, provided, however, Buyer shall not be obligated to incur any out of pocket costs or expenses to assist the Hamisters to obtain any such consent.
                  (b) Buyer will use its best efforts, at Buyer's own cost and expense, to seek to obtain any required stockholder, third-party and governmental consents to the consummation by the Buyer of the transactions contemplated hereby, and to cause each of the conditions to the obligations of the Owners to close the transactions contemplated hereunder (as more particularly set forth in Article 9 hereof) to be satisfied. The Hamisters will cooperate with Buyer and take any such action as Buyer may reasonably request in connection with Buyer's efforts to obtain any consent from any third party to the consummation by the Buyer of the transactions contemplated by this Agreement.
         8.02 Filings. As soon as practicable after the date hereof, the Hamisters and Buyer shall make any and all filings required under the HSR Act and any application to the Department of Housing and Urban Development which may be required. In addition, the Hamisters shall furnish to the Buyer and Buyer shall furnish to the Hamisters: (a) such information and assistance as may reasonably be requested in connection with the preparation by such other party of any necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the HSR Act; and (b) copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice or any other governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby.
         8.03 Access After the Closing Date. The Hamisters agree with Buyer that, on and after the Closing Date, each, upon reasonable advance notice from the other, will permit the other and their respective representatives (including their counsel and auditors), during normal business hours to have access to and examine and make copies of all books and records of the other which pertain to the business and assets of any of the Companies including, but not limited to, correspondence, memoranda, books of account, payroll records, computer records, insurance policies and the like. The out-of-pocket costs of photocopying any such material (excluding the compensation and related payroll taxes of employees engaged in the copying of any such materials) shall be borne by the party requesting such photocopies.
         8.04 Record Retention. For a period of five (5) years after the date hereof, or, in the case of books or records pertaining to Taxes, for a period until the expiration of all applicable statutes of limitation, Buyer and the Hamisters agree that, prior to the destruction or disposition of any books or records pertaining to any of the Contracts or the business or assets of any of the Companies, each party shall provide not less than 45 days prior written notice to the other of any such proposed destruction or disposal. If the recipient of such notice desires to obtain any of such documents, it may do so by notifying the other party in writing at any time prior to the scheduled date for such destruction or disposal. Such notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of such documents. All out-of-pocket costs associated with the delivery of the requested documents (excluding the compensation and related payroll taxes) of employees engaged in the preparation, copying or delivery of any such documents) shall be paid by the requesting party.

         8.05 Section 338(h)(10) Election. With respect to the Buyer's acquisition of the Companies pursuant to this Agreement, Buyer and the Owners shall jointly make a timely election under Section 338(h)(10) of the Code (and any corresponding elections under any state or local tax laws) (such elections being hereinafter collectively referred to as the "338(h)(10) Election"). The Hamisters shall cooperate with the Buyer and shall take such action as may be necessary to cause each of the Minority Shareholders to cooperate with the Buyer and take any and all action reasonably necessary or appropriate (including filing such forms, returns, elections, schedules and other documents as may reasonably be required) to effect and preserve a timely 338(h)(10) Election in accordance with Section 338 of the Code and the applicable regulations thereunder as promptly as practicable following the Closing Date but in no event later than the date which is the latest date for making any such election. The allocation of values to the assets of the Companies shall be in accordance with the allocation set forth in Schedule 8.05 attached hereto. Thereafter, the Buyer and the Owners shall report the sale of the stock and other equity interests of the Companies pursuant to this Agreement in a manner which is consistent with the 338(h)(10) Election and shall take no position contrary thereto or inconsistent therewith in any tax returns in any discussion with or proceeding before any taxing authority or otherwise. The Owners will pay any tax attributable to the making of the Section 338(h)(10) Election and arising out of a deemed sale of assets as of the Closing and any taxes attributable to any distribution by the Companies to the Owners of the assets attributable to the Retained Businesses.
         8.06 Tax Returns and Audits. (a) The Hamisters shall be responsible for filing, or causing to be filed, within the time and in the manner prescribed by law, all Tax Returns required to be filed by the Companies with respect to any income from the operation and sale of the Companies for all taxable periods of each of the Companies ending on or before the Closing Date. The Hamisters shall also be responsible for filing, or causing to be filed, within the time and in the manner prescribed by law, all Tax Returns which are required to be filed (after taking into consideration any available extensions for the filing of such Tax Returns) prior to the Closing Date with respect to any Taxes (other than Income Taxes) payable by any of the Companies with respect to any periods ending prior to the Closing Date. The Hamisters shall provide Buyer a copy of any Tax Return relating to Income Taxes which is described above in this subparagraph and which is required to be signed by Buyer or any of the Companies not later than ten (10) days prior to the due date (including extensions) for filing such Tax Return.
                  (b) Buyer shall be responsible for filing, or causing to be filed, within the time and in the manner prescribed by law, all Tax Returns relating to any Taxes (other than Income Taxes) payable with respect to the Skilled Nursing Facilities Business for all taxable periods beginning on or before the Closing Date to the extent that such Tax Returns are not required to be filed by any of the Companies pursuant to the provision of Section 8.06(a) above. Buyer shall be responsible for the payment of all Taxes, other than Income Taxes, payable with respect to the Skilled Nursing Facilities Business to the extent that the due date (including extensions thereof) for payments of such Taxes occurs at any time after the Closing Date. Buyer shall be responsible for filing all Tax Returns required to be filed by Buyer or by or on behalf of the each of the Companies in connection with the business, operations and assets of each of the Companies for any taxable periods beginning after the Closing Date and for the payment of all Taxes shown to be due on such Tax Returns.
                  (c) The Owners shall have full control and ultimate discretion over all actions to be taken or decisions to be made in the course of any audit or examination, or any subsequent proceedings, including settlement or other dispositions thereof: (i) with respect to any Income Taxes due and payable by any of the Owners for any period ending on or prior to the Closing Date; and
(ii) with respect to any Taxes (other than Income Taxes) which are payable in connection with any Tax Returns which the Hamisters and the Companies are required to file pursuant to the provisions of Section 8.06(a) above. The Hamisters shall reimburse Buyer and each of the Companies for all reasonable out-of-pocket costs incurred by Buyer and each of the Companies in connection with the taking of any action which any of the Owners requests Buyer or such Companies to take in the course of such audit, examination or subsequent proceeding. If any taxing authority shall take any action which may give rise to a claim by any such taxing authority that any Company has not filed any Tax Return relating to Income Taxes which is required with respect to any period ending on or before the Closing Date, then the Buyer shall promptly notify the Hamisters thereof in writing; provided, however, that any failure to notify the Hamisters shall not release the Hamisters from its obligation to file such Tax Returns or pay such Income Taxes as stated in this Section to the extent that the Owners would not be prejudiced thereby.

                  (d) Buyer shall have full control and ultimate discretion over all actions to be taken or decisions to be made in the course of any audit or examination or any subsequent proceedings, including settlement or other dispositions thereof, with respect to any Taxes (other than Income Taxes) due and payable for any period beginning on or prior to the Closing Date to the extent that, pursuant to Section 8.06(b) above, the Buyer is responsible for the filing of the Tax Returns relating to such Taxes.
                  (e) Buyer acknowledges and agrees that any and all refunds of any Income Taxes paid or payable by any of the Owners in connection with the operations of the Companies prior to the Closing Date shall be the property of such Owners.
                  (f) The Buyer shall provide the Owner or Owners of any Company with access to or copies of such documents, files and records as may reasonably be requested by such party in connection with the preparation of any Tax Return or claim for refund, any audit or other examination by any taxing authority or any judicial or administrative proceedings relating to the liability of any Owner or Owners of the Companies for any Taxes attributable to any period ending on or before the Closing Date.
         8.07 Confidentiality. Each party hereto will hold and will cause its directors, officers, employees, agents, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been: (a) previously lawfully known by the party to which it was furnished; (b) in the public domain through no fault of such party; or (c) later lawfully acquired from other sources by the party to which it was furnished), and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and in any event such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof and software) shall be returned to the other party immediately upon the written request of such other party.
         8.08 No Solicitation of Employees. (a) During the eighteen (18) month period following the Closing Date, the Buyer shall not and shall take such action as may be necessary to prevent the Companies or any other person, firm, corporation or other entity in which the Buyer owns or controls a majority of the issued and outstanding voting stock or other equity interests (hereinafter a "Buyer Affiliate") from soliciting, enticing, encouraging or inducing any key management employee of the Hamisters or any Hamister Affiliate to become any employee, directly or indirectly of any of the Companies or of any Buyer Affiliate.
                  (b) During the eighteen (18) month period following the Closing Date, the Hamisters shall not and each of the Hamisters shall take such action as may be necessary to prevent the Hamister Affiliates from soliciting, enticing, encouraging or inducing any key management employee of the Buyer or the Companies to become an employee, directly or indirectly, of any Hamister Affiliate.
                  (c) Notwithstanding anything to the contrary contained in this
Section 8.08, (i) no Hamister Affiliate shall be prohibited from soliciting, enticing or encouraging employees who currently provide services at the corporate headquarters of NHCA to become an employee of any Hamister Affiliate as of the Closing Date and (ii) no Buyer Affiliate shall be prohibited from soliciting, enticing or encouraging employees who currently provide services at the corporate headquarters of NHCA to become an employee of any Buyer Affiliate as of or after the Closing Date if any Hamister Affiliate has determined not to continue the employment of any such employee after the Closing Date.
         8.09 Public Announcements. Buyer and the Hamisters will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any press release or make any public statement prior to such consultation, except as may be required by law.
         8.10 Post-Closing Cooperation. After the Closing, without further consideration: (a) the Hamisters shall take all such further actions and execute, acknowledge and deliver all such further consents and other documents as Buyer may reasonably request to facilitate or effect the transactions contemplated by this Agreement; and (b) Buyer shall, and shall cause each of the Companies, to take all such further actions and execute, acknowledge and deliver all such further consents and other documents as the Hamisters may reasonably request in order to facilitate the transactions contemplated by this Agreement.

         8.11 Environmental Due Diligence. (a) Buyer and Buyer's agents and representatives shall have the right to enter upon the Companies' property for the purpose of conducting environmental due diligence, including but not limited to conducting Phase I and Phase II environmental assessments and regulatory compliance reviews.
                  (b) The Companies shall cooperate with Buyer and Buyer's agents and representatives in their conduct of Buyer's environmental due diligence, including but not limited to providing reasonable access to the properties and complying with information requests to the extent such information is known, possessed by or under the control of the Companies.
                  (c) Buyer shall provide the Hamisters copies of all reports, data or other document(s) produced in the course of conducting its environmental due diligence to the extent that such document discloses an adverse environmental condition for which Buyer seeks a Base Price reduction pursuant to
Section 8.12 hereof and shall advise the Hamisters in writing prior to filing any notice or disclosures to any governmental agency or third party;
                  (d) Buyer shall make every reasonable effort to conduct its environmental due diligence so as not to interfere with or restrict the normal daily operation of the Companies' business.
         8.12  Environmental Remediation.
                  (a) If Buyer receives a report which recommends the remediation of adverse environmental conditions at, on, under or affecting the property of the Companies and Buyer obtains quotes from contractors which reflect that the firm estimated cost of remediating the adverse environmental conditions necessary to bring the property into compliance with all applicable Environmental Laws and to remove all contamination which exists on, at, under or affecting the property, is $500,000 or less, in the aggregate, the Base Price shall be reduced by the amount of the firm estimated costs. Buyer shall perform the remediation recommended, provided, however, Buyer shall not be obligated to incur any cost or expense in excess of the reduction in Base Price. If Buyer completes the remediation at a cost which is less than the reduction in Base Price, Buyer shall refund the difference to Hamisters.
                  (b) If Buyer obtains quotes from consultants which reflect that the firm estimated cost to remediate environmental conditions so as to bring the property into compliance with all applicable Environmental Laws, exceeds $500,000, in the aggregate, Buyer may elect to (a) obtain a reduction in the Base Price equal to $500,000 and pay all costs in excess of $500,000; or (b) terminate this Agreement pursuant to Article 10 hereof, unless Seller agrees to reduce the Base Price by the full amount of the firm estimated cost.
                  (c) Buyer shall not be obligated to close the transactions contemplated by this Agreement until Buyer has obtained the information necessary to identify the need, if any, for remediation of environmental conditions or to establish firm remedial cost estimates. Notwithstanding the foregoing, nothing in this Section 8.12(c) shall be deemed to limit the rights of the Owners to terminate this agreement pursuant to Section 14.02.
                  (d) Buyer hereby waives and releases Owners from (i) any and all rights it has or may have to seek recovery from Owners for any remediation costs with respect to any adverse environmental condition for which Buyer received a reduction in the Base Price, and (ii) any claim, action, demand, suit, proceeding or hearing, for contribution for claims by any third parties or governmental bodies or agencies relating to or arising out of any adverse environmental condition for which Buyer received a reduction in the Base Price.

                  (e) Notwithstanding anything to the contrary contained herein, Owners' obligation to fund or perform any remediation hereunder shall not include (a) repair, removal or encasement of any [non-]friable asbestos identified by Owners in Schedule 4.18(e) attached hereto; or (b) the removal or upgrading of any underground storage tanks, identified by Seller in Schedule 4.18(e) attached hereto.
                  (f) For the purposes of Sections 4.18, 8.11 and 8.12, the term "property" shall mean and include all real property, buildings and other improvements now or previously owned, operated, managed or leased by any Company included in this transaction.
         8.13  Real Property Title Matters.
                  (a) Within ten (10) days from the execution date of this Agreement, Buyer shall (a) apply for title insurance commitments (ALTA Form "B", 1970 Edition, 1984 Revision to the extent available in the applicable jurisdiction) issued by reputable title insurers licensed to do business in the state in which the applicable Real Property is located (each commitment individually a "Title Commitment", collectively, the "Title Commitments") which agree to issue to the appropriate Company an owner's policy of title insurance for Owned Real Property and a leasehold policy of title insurance for Leased Real Property (each policy a "Title Policy", collectively "Title Policies") in an amount determined by Buyer, but which will not exceed, in the aggregate, the Purchase Price; and (b) order ALTA surveys of the Real Property from reputable surveyors licensed to do business in the State in which the Real Property is located (each survey individually a "Survey", collectively the "Surveys"). Buyer shall use its best efforts to obtain such Title Commitments and Surveys within thirty (30) days from the date of the execution of this Agreement. The Title Commitments, upon payment of applicable premiums and satisfaction of all requirements therein, shall obligate the issuing title company to insure the appropriate Company's fee title for the Owned Real Property or leasehold estate and option to purchase, if any, for the Leased Real Property, together with such reasonable and customary affirmative coverage and endorsements available in the applicable jurisdiction, including without limitation, comprehensive, survey and nonimputation endorsements ("Affirmative Coverage and Endorsements"). The Hamisters agree to provide any certificates or affidavits which Buyer's title insurance company may reasonably require to issue any Affirmative Coverage and Endorsements to Buyer.
                  (b) If (i)(A) a Title Commitment contains title exceptions which in Buyer's reasonable opinion unreasonably interfere with Buyer's or a Company's ability to operate the facility on the Real Property as a Skilled Nursing Facility as that facility is operated on the date hereof, or (B) Buyer is unable to obtain any Affirmative Coverage or Endorsement, the lack of which, in Buyer's reasonable opinion, unreasonably interferes with Buyer's or a Company's ability to operate the facility on the Real Property as a Skilled Nursing Facility as that facility is operated on the date hereof, or (C) Buyer is unable to obtain a nonimputation endorsement to any Title Policy in a jurisdiction in which such endorsement is available (any of the above described in clauses (i)(A)-(C) to be referred to as a "Title Defect"), or (ii) a Title Commitment contains title exceptions which are liens or encumbrances in an ascertainable monetary amount (other than a monetary obligation that Buyer has agreed to accept) (a "Monetary Defect"), or (iii) if a Survey discloses conditions, including, without limitation zoning code violations, which in Buyer's reasonable opinion unreasonably interfere with Buyer's or a Company's ability to operate the facility on the Real Property as a Skilled Nursing Facility as those facilities are operated on the date hereof (a "Survey Defect"), Buyer shall notify the Hamisters in writing of such fact, which notice shall specify the Title Defects, Monetary Defects or the Survey Defects, as the case may be, with respect to such Real Property and shall be accompanied by information sufficient to enable the Hamisters to respond (the "Defect Notice"). Buyer shall deliver the Defect Notice to the Hamisters within forty-five (45) days after the date hereof (such forty-five day period to be referred to as the "Notice Delivery Period"), provided, however, Buyer shall use its best efforts to provide any Defect Notice to the Hamisters within thirty (30) days of the date hereof. In no event shall Buyer be entitled to provide a Defect Notice to the Hamisters after the expiration of the Notice Delivery Period. If Buyer has not provided the Hamisters with a Defect Notice with respect to a Real Property within the Notice Delivery Period, Buyer shall be deemed to have accepted all matters on the Title Commitment and Survey applicable to such Real Property and each such matter shall be considered a "Permitted Exception".
                  (c) At Closing, title to the Real Property shall be insurable at regular rates with the payment of any regular premiums for Affirmative Coverage or Endorsements subject only to the Permitted Exceptions and any Title Defects or Survey Defects which Buyer agrees to accept in accordance with subparagraph e below.
                  (d) The Hamisters shall be obligated to satisfy all Monetary Defects described in a Defect Notice delivered within the Notice Delivery Period in full at or prior to Closing. The Hamisters may, but shall not be obligated, to cure Title Defects and Survey Defects in a Defect Notice delivered within the Notice Delivery Period as provided in paragraph e below.

                  (e) Within ten (10) days of receipt of a Defect Notice which includes notice of a Title Defect or a Survey Defect, the Hamisters shall send written notice to the Buyer which shall state whether they will attempt to cure the Title Defect or Survey Defect included in the Defect Notice on or prior to the Closing (a "Cure Notice"). If the Hamisters fail to send a Cure Notice within such ten day period, the Hamisters shall be deemed to have agreed to cure the applicable Title Defect or Survey Defect. If the Hamisters elect, or are deemed to have elected, to cure any Title Defect or Survey Defect as provided immediately above, but such cure is not completed by the Closing Date, the Hamisters may send written notice to the Buyer prior to the Closing Date and the Closing Date will be extended for such period as designated by the Hamisters, which period shall not exceed 15 days.
         In the event that the Hamisters (i) elect not to cure a Title Defect or a Survey Defect described in a Defect Notice delivered prior to the expiration of the Notice Delivery Period, or (ii) any such Title Defect or Survey Defect is not cured by the Closing Date or such date to which the closing has been extended, then the Buyer, at the Buyers option, may (a) accept such title in its then current state as the Hamisters may deliver without abatement, or (b) cancel this Agreement by written notice to the Hamisters in which event, the rights and liabilities of the parties hereto shall cease and terminate as of the date of the notice, except as otherwise provided in this Agreement.
         8.14 Expenses of Advisors. Notwithstanding any agreement of the Companies to pay fees, costs or expenses of advisors, including, but not limited to, Chase Securities, Inc. and Lippes, Silverstein, Mathias & Wexler, LLP, the Owners shall pay all of such fees, costs and expenses and hold the Companies harmless from against any claims for such fees, costs and expenses.

                                   ARTICLE 9.
              CONDITIONS PRECEDENT TO THE OBLIGATION OF THE OWNERS

         The obligation of the Owners to enter into and complete the Closing is subject to the fulfillment of the following conditions, any one of more of which may be waived by it:
         9.01 Representations and Covenants. (a) The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.
                  (b) Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.
                  (c) Buyer shall have delivered to the Hamisters a certificate, dated the Closing Date and signed by an officer of Buyer, to the foregoing effect and stating that all conditions to the Owner's obligations hereunder have been satisfied.
         9.02 Government Consents; Filings. All consents, approvals, authorizations, filings and registrations required to be obtained or made under applicable law in connection with the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect, the waiting period under the HSR Act shall have expired and no material conditions to the transactions contemplated by this Agreement shall have been imposed or proposed by any federal or state governmental agency.
         9.03 Third Party Consents. All material consents and approvals from any parties to any contracts or other agreements with any of the Companies as more particularly set forth in Schedule 4.17 attached hereto shall have been obtained and all consents and approvals from any parties to any contracts or other agreements with Buyer as more particularly set forth in Schedule 5.06 attached hereto shall have been obtained.
         9.04 Release of Guarantees. Mark E. Hamister shall be reasonably satisfied that he has been fully and completely released from any liability or obligation with respect to the guarantees set forth on Schedule 9.04.
         9.05 Discharge of Certain Indebtedness. Buyer shall have discharged in full, or shall have caused the Companies to have discharged in full, the indebtedness (including any applicable prepayment penalties) identified in
Schedule 9.05 attached hereto (the "Discharged Debt").
         9.06 Litigation. No action, suit or proceeding which seeks to restrain, modify or prevent the carrying out of the transactions contemplated hereby or which seeks damages or a discovery order in connection with such transactions shall have been instituted before any court or U.S. governmental or regulatory body, or instituted or threatened by any U.S. governmental or regulatory body.
         9.07 Certificate of Buyer. The Hamisters shall have received a certificate of the Secretary or Assistant Secretary of Buyer, dated the Closing Date setting forth the resolutions of the Board of Directors of Buyer authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date.
         9.08 Delivery of Other Closing Documents. At the Closing, Buyer shall have delivered all other documents, instruments and writings reasonably requested by the Hamisters in connection with the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 10.
                 CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER

         The obligation of Buyer to enter into and complete the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by it:
         10.01 Representations and Covenants. (a) The representations and warranties of the Hamisters contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.
                  (b) The Hamisters shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Hamisters on or prior to the Closing Date.
                  (c) The Hamisters shall have delivered to Buyer a certificate, dated the Closing Date and signed by Mark E. Hamister, to the foregoing effect and stating that all conditions to Buyer's obligations hereunder have been satisfied.
         10.02 Government Consents; Filings. All material consents, approvals, authorizations, filings and registrations required to be made under applicable law in connection with the transactions contemplated by this Agreement shall have been made and shall be in full force and effect, the waiting period under the HSR Act shall have expired and no material conditions to the transactions contemplated by this Agreement shall have been imposed or proposed by any federal or state governmental agency and all consents or approvals required from HUD shall have been obtained.
         10.03 Third Party Consents. All consents and approvals from any parties to any contracts or other agreements with any of the Companies as more particularly set forth in Schedule 4.17 attached hereto shall have been obtained as required by Section 8.01 and all consents and approvals from any parties to any contracts or other agreements with Buyer as more particularly set forth in
Schedule 5.06 attached hereto shall have been obtained as required by Section 8.01.
         10.04 Litigation. No action, suit or proceeding which seeks to restrain, modify or prevent the carrying out of the transactions contemplated hereby or which seeks damages or a discovery order in connection with such transaction shall have been instituted before any court or U.S. governmental or regulatory body, or instituted or threatened by any U.S. governmental or regulatory body, and no suit, action or proceeding shall have been instituted or threatened by any person, firm, corporation or other entity against any of the Companies before any court or U.S. or foreign governmental body which, if adversely determined against any of the Companies, would have a material adverse effect on the business and financial condition of the Skilled Nursing Facilities Business. There must not have been made or threatened in writing, by any person, firm, corporation or other entity other than the Owners, any claim asserting that such person, firm, corporation or other entity is the holder or the beneficial owner of or has the right to acquire or to obtain beneficial ownership of any stock of or any other voting, equity or ownership interest in, any of the Companies or is entitled to all or any part of the purchase price payable for the Interests.
         10.05 Release of Options. On or prior to the Closing, the Optionees shall cancel and release their respective rights to acquire stock of NHCA as contained in certain option agreements between the Optionees and NHCA. Such release and cancellation shall include a release of any and all claims which the Optionees may have against NHCA as consideration for the release by the Optionees of their rights under such option agreements.

         10.06 Opinion of Counsel. Buyer shall have received an opinion from Lippes, Silverstein, Mathias & Wexler LLP in form and substance reasonably acceptable to Buyer opining to such matters, and containing such qualifiers, as are customary for the transaction contemplated by this Agreement; provided, the Buyer agrees to accept the opinion of George Hart, Esquire, Vice President and General Counsel, as to matters relating to compliance with health care law, rules and regulations; provided further, that in rendering their outside counsel opinion as to required contractual consents, such opinion will be limited to those contracts listed in Schedule 4.20 and as to consents required by law, such opinion will be limited to Hart, Scott, Rodino matters.
         10.07 Related Party Transactions. As of the Closing there shall be no contact, agreement or arrangement providing for the purchase or sale of any goods or services or relating to any interest in any property, whether real or personal, or tangible or intangible which is used by or relates to any of the Skilled Nursing Facilities Business between or among any of the Hamisters and the Skilled Nursing Facilities Business.
         10.08 Pre-Closing Re-Positioning. The transactions contemplated by
Section 7.03 with respect to the transfer of the Retained Businesses shall have been consummated.
         10.09 Certain Agreements. The Agreements disclosed on Schedule 4.03 (b) shall have been terminated and shall be of no further force and effect.
         10.10 No Material Adverse Change. There shall have been no material adverse change in the properties, assets, business, operations, financial condition or prospects of the Companies as a whole due to the enactment or institution since the date hereof of any law, rule, regulation, policy or other requirement of any Federal, State or local governmental authority and any political subdivision and agencies thereof.
         10.11 No Violation of Healthcare Laws, Rules and Regulations. There shall be no action, suit, investigation, written claim or written notice or legal, administrative, equitable or arbitration proceeding pending against any Owner, Company, employee, other agents or other representative of any such party relating in any manner to violation of, or failure to comply with, the terms or requirements of any law, rule or regulation of any national governmental authority, state, municipality or any political subdivision or agency thereof which law, rule or regulation relates to the provision of and/or reimbursement for, healthcare services and which, if adversely determined, would have a material adverse effect on the Companies as a whole
         10.12 Estoppel Certificates. Buyer shall have received an estoppel certificate in form and content reasonably satisfactory to Buyer from Health Care Properties Investors, Inc. with respect to the following four long term care facilities: Brandywyne Health Care Center, Inn at Brandywyne, Sutton Place Rehabilitation and Health Care Center, Surrey Place Convalescent Center, confirming that there exists no default (or condition which if not cured within the time provided could constitute a default thereunder), the rent payable under the lease and the term of the lease.
         10.13 Release of Guarantees. Buyer shall be reasonably satisfied that the Skilled Nursing Facilities Business has been fully and completely released from any liability or obligation with respect to the guarantees set forth on
Schedule 4.07.
         10.14 Delivery of Other Closing Documents. At the Closing, Hamisters shall have delivered all other documents, instruments and writings reasonably requested by the Hamisters in connection with the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 11.
                 MEDICAID AND MEDICARE REIMBURSEMENT ADJUSTMENTS

         11.1 Adjustments Relating to Audits. (a) The Buyer acknowledges that certain amounts which have been paid to the Companies by any state or federal Medicare and Medicaid agencies may be subject to adjustment as a result of audits by the applicable Medicare or Medicaid agencies of Cost Reports submitted to such agencies as required by law. Buyer further acknowledges that if, as a result of any such audits of any Cost Reports of any Company, the applicable Medicare or Medicaid agencies determine that an amount which has previously been paid to the Company whose Cost Report is being audited was not properly paid, the Company whose Cost Report is being audited may be required to remit to the applicable Medicare or Medicaid agency the amount which such agency has determined was improperly paid to any such Company. For purposes of this Agreement, any amount which any Company is required to remit to any Medicare or Medicaid agency as a result of any audit of any Cost Report filed with respect to a period ending on or prior to the Closing Date is referred to as an "Agency Overpayment" and all amounts required to be remitted by all of the Companies in connection with all audits of all Cost Reports filed for periods ending on or prior to the Closing Date are referred to as "Agency Overpayments".
                  (b) The Hamisters acknowledge that if, in connection with any audit by any Medicare or Medicaid agency of any Cost Report filed by any Company for any period ending on or prior to the Closing Date, it is determined by the Medicare or Medicaid agency that is performing such audit, that the Company whose Cost Report is being audited should have been reimbursed for costs incurred by the Company whose Cost Report is being audited, such Company may be entitled to payment from the Medicare or Medicaid agency that is performing such audit of an amount equal to the amount of the costs incurred by any such Company which the Medicare or Medicaid agency performing the audit has determined should have been reimbursed to such Company. For purposes of this Agreement, the amount of any payments which any Company whose Cost Report for a period ending on or prior to the Closing Date is being audited is entitled to receive from any Medicare or Medicaid agency is hereinafter referred to as an "Agency Underpayment" and the total amount of all payments which all of the Companies are entitled to receive from any Medicare or Medicaid agency as a result of audits of Cost Reports filed for periods ending on or prior to the Closing Date are hereinafter collectively referred to as "Agency Underpayments".
                  (c) Notwithstanding anything to the contrary contained in this
Article 11, the Buyer hereby acknowledges and agrees that neither the Buyer nor any of the Companies shall be entitled to any payment or reimbursement from the Hamisters of the amount of any Agency Overpayments which the Buyer or any of the Companies may be required to remit to any Medicare or Medicaid agency if: (i) the audit of the Cost Report resulting in any determination that an Agency Overpayment exists begins more than eighteen (18) months following the Closing Date; or (ii) in connection with any audit resulting in any determination that an Agency Overpayment exists, the Medicare or Medicaid agency that is performing such audit determines that the amount of Agency Overpayments is reimbursable to the Company whose Cost Report is being audited in a period which ends after the Closing Date; or (iii) the aggregate amount of the Agency Overpayments resulting from audits of Cost Reports which begin within eighteen (18) months from the Closing Date does not exceed the amount, if any, of any liability reserve contained in the Closing Balance Sheet to reflect anticipated Agency Overpayments.

                  (d) Notwithstanding anything to the contrary contained in this
Article 11, the Hamisters hereby acknowledge and agree that the Owners shall not be entitled to any payment or reimbursement from Buyer or any of the Companies of the amount any Agency Underpayments which may be received by any of the Companies if: (i) the audit of the Cost Report resulting in any determination that any Agency Underpayments exists begins more than eighteen (18) months following the Closing Date; or (ii) the aggregate amount of the Agency Underpayments resulting from audits of Cost Reports which begin within eighteen
(18) months from the Closing Date does not exceed the amount, if any, of any asset contained in the Closing Balance Sheet to reflect anticipated Agency Underpayments.
         11.2 Audit Proceedings. No later than ten (10) days following the receipt by Buyer or any Company of notice of any audit of any Cost Reports filed with respect to the Skilled Nursing Facilities Business for periods ended prior to the Closing Date, which audit is scheduled to begin within eighteen (18) months after the Closing Date, the Buyer shall provide the Hamisters written notice of such notice. Time is of the essence with respect to the Buyer's obligation to provide such notice.
         In any such audit proceedings, the Buyer or the Company, as the case may be, shall represent the interest of the Company whose Cost Report is being audited and provided, that the Hamisters pay all of Buyer's and the Companies' costs and expenses, Buyer shall take and cause the Companies to take such action as Mark E. Hamister may reasonably request in connection with any such proceedings, including the filing of administrative or judicial appeals to any Medicare or Medicaid ruling with respect to reimbursement of cost contained in any Cost Report which is subjected to an audit. The Hamisters shall at their expense and to the extent permitted by law, have the right to be present at and participate in any exit conference, appeal proceeding or compromise of any claim resulting from any such audit.
         11.3 Depreciation Recapture. Any recapture of depreciation claimed by Medicare or Medicaid as a result of the closing of the transactions contemplated by this Agreement shall be the sole cost, responsibility and obligation of the Buyer and the Companies.

                                   ARTICLE 12.
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS

         12.1 Survival of Representations. Except for the representations and warranties made by the Hamisters in Sections 4.18, 4.21 and 4.25 hereof, all representations and warranties contained in Articles 4 and 5 and made by any party to this Agreement pursuant hereto shall survive until December 1, 1997. The representations and warranties made by the Hamisters in Section 4.18 and
4.25 shall survive for a period of three (3) years following the Closing Date and the representations and warranties made by the Hamisters in Section 4.21 hereof shall survive for a period equal to the applicable statute of limitations with respect to any taxes referred to therein.
         12.2 Statements as Representations. All statements contained in any Schedule delivered pursuant to Articles 4 and 5 hereof, shall be deemed representations and warranties within the meaning of Sections 9.01, 10.01 and
11.01 hereof and this Article 12.
         12.3 Damages. For purposes of this Agreement, the term "Damages" shall mean: the amount of any and all demands, claims, actions or causes of action, assessments, fines, payments, losses, damages, liabilities, costs and expenses, whether or not arising out of third party claims, including, without limitation, interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in the investigation, defense or settlement of any of the foregoing; adjusted by (i) any reduction or increase in any federal, state or local Income Tax or other Tax liability when and as realized in connection with matters, with respect to which indemnification is sought; and (ii) any amounts when and as recovered under any insurance policies in connection with any matter with respect to which indemnification is sought.

         12.4 Indemnification by the Hamisters. Subject to the terms and conditions of this Article and Article 13 hereof, each of the Hamisters hereby, jointly and severally, agrees to indemnify, defend and hold harmless Buyer and any parent, subsidiary or affiliate companies of Buyer, including, without limitation, each of the Companies (hereinafter the "Buyer Group"), from and against any and all Damages asserted against, resulting to, imposed upon or incurred by the Buyer Group or any member thereof, in connection with, by reason of or resulting from: (a) the Retained Businesses; (b) a breach of any representation or warranty of the Hamisters contained in or made pursuant to this Agreement; (c) the failure of the Owners to pay any Income Taxes arising with respect to all taxable periods ending on or before the Closing Date and any and all Income Taxes of the Owners arising as a result of the sale of the Interests as contemplated by this Agreement (including, without limitation, Income Taxes attributable to the 338(h)(10) Election); (d) any breach of any covenant or agreement of the Owners contained in this Agreement; (e) an action filed in the United States District Court for the Western District of Virginia and entitled Glymph v. National Health Care Affiliates, Inc.; or (f) an Agency Overpayment. For purposes of this Agreement, the matters set forth in Section
12.04 and Section 12.05 shall be referred to individually as a "Claim" and collectively as "Claims".
         12.5 Indemnification by Buyer. Buyer hereby agrees to indemnify, defend and hold each of the Owners harmless from any Damages arising by reason of or resulting from: (a) any claim made against any of the Owners relating to any of the business, assets or operations of the Skilled Nursing Facilities Business before or after the Closing Date including, but not limited to, claims for unfair labor practices; (b) any breach of any representation, warranty, covenant or agreement of Buyer contained in or made pursuant to this Agreement; (c) any breach of any covenant or agreement of the Buyer contained in this Agreement; and (d) any Agency Underpayment.
         12.6 Conditions of Indemnification. The obligations and liabilities of the Hamisters under Section 12.04 hereof and the obligations and liabilities of Buyer under Section 12.05 hereof shall be subject to the following terms and conditions:
                  (a) A party claiming indemnification under this Agreement ("Indemnified Party") will give the party required to provide such indemnification (the "Indemnifying Party") prompt notice of any such Claim, and thereafter the Indemnifying Party will undertake the defense thereof by representatives chosen by it.
                  (b) If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim, the Indemnified Party will, upon further notice to the Indemnifying Party, have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.
                  (c) Anything in this Section 12.06 to the contrary notwithstanding: (i) if there is a reasonable probability that a Claim may materially and adversely affect an Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, and with the consent of the Indemnifying Party, to compromise or settle such Claim; and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, its successors and assigns settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party, a release from all liability in respect of such Claim.

         12.7 Litigation Cooperation. (a) Any Owner or Owners seeking to be indemnified pursuant to Section 12.05 shall cooperate with the Buyer and each of the Companies and shall cause their agents, employees, auditors and representatives to cooperate with the Buyer and each of the Companies in connection with the investigation, prosecution, defense and settlement of any judicial or administrative proceeding or claim which Buyer or any of the Companies has undertaken the defense of in connection with the Buyer's obligation to indemnify any such Owners as provided for in Section 12.05 above; provided that the Buyer shall reimburse the Owners that are seeking indemnification pursuant to Section 12.05 and their employees, agents, auditors and representatives for the reasonable out-of-pocket costs and expenses incurred in providing such assistance.
                  (b) The Buyer shall cooperate with the Hamisters and shall cause its officers, employees, agents, auditors and representatives (and the officers, employees, agents, auditors and representatives of each of the Companies) to cooperate with the Hamisters in connection with the investigation, prosecution, defense and settlement of any judicial or administrative proceeding or claim which the Hamisters have undertaken the defense of in connection with the obligation of the Hamisters to indemnify the Buyer as provided for in
Section 12.04 above provided that the Hamisters shall reimburse the Buyer, its officers, employees, agents, auditors and representatives (and the officers, employees, agents, auditors and representatives of each of the Companies) for the reasonable out-of-pocket costs and expenses incurred in providing such assistance.
         12.8 Remedies Cumulative. Except as herein expressly provided, the remedies provided herein shall be cumulative and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

                                   ARTICLE 13.
              LIMITATIONS ON INDEMNIFICATION AND AGENCY ADJUSTMENTS

         13.1 Limitation on the Hamisters' Indemnity and Adjustment Obligations.
(a) The obligation of the Hamisters to indemnify and hold Buyer harmless from and against any Damages incurred as a result of Claims described in subclauses
(a), (c) (d) and (e) of Section 12.04 shall apply with respect to the full amount of any and all Damages incurred by Buyer and the Buyer Group as a result of such Claims.
                  (b) The liability and obligation of the Hamisters to indemnify and hold the Buyer harmless from and against any Damages incurred as a result of Claims described in subclause (b) of Section 12.04, other than with respect to any Claims relating to any breach of any representation or warranty made in
Section 4.25, shall be a several liability of each Hamister (as opposed to a joint and several liability of all of the Hamisters) and, in addition to any limitations on the amount of Damages which the Buyer may be entitled to be indemnified against as further provided in this Article 13, in no event shall the amount of the Damages which any of the Hamisters, individually, shall be obligated to indemnify the Buyer against exceed the amount determined by multiplying the aggregate Damages (as limited by the provisions of Section 13.01(d)) by the percentage (set forth in Schedule 13.01(b)). Notwithstanding the foregoing, with respect to any Damages which the Buyer may be entitled to be indemnified against under Article 12, the liability and obligation of the Hamisters to indemnify and hold the Buyer harmless from and against any Damages incurred as a result of Claims described in subclause (b) of Section 12.04 and relating to the breach of any representation or warranty made in Section 4.25 attached hereto shall be a joint and several liability as a result of which, each of the Hamisters, individually, shall be liable for the full amount of Damages which the Buyer is entitled to be indemnified against (subject to the limitations contained in this Article 13 other than the limitations contained in the preceding sentence).

                  (c) The Hamisters shall have no liability or obligation: (i) to indemnify and hold Buyer or any member of the Buyer Group harmless from any Damages incurred by Buyer or any member of the Buyer Group arising as a result of any Claim or Claims described solely in subclauses (b) and (f) of Section
12.04 unless; (ii) the sum of: (w) aggregate amount of the Damages incurred by Buyer and the Buyer Group arising from any such Claim or from all Claims exceeds (y) One Million Dollars ($1,000,000.00); and then, (iii) the obligation of the Hamisters to indemnify or reimburse the Buyer and the Companies (as provided for by subclauses (b) and (f) of Section 12.04 hereof) shall only apply to the extent that the sum of such Damages exceeds One Million Dollars ($1,000,000.00).

                  (d) In addition to the limitations on the obligations of the Hamisters provided for in Section 13.01(c) above, the Hamisters shall have no liability or obligation to indemnify and hold the Buyer or any member of the Buyer Group harmless with respect to the portion of the aggregate amount of all Damages resulting from all Claims made with respect to the matters described in subclauses (b) and (f) of Section 12.04 which exceeds Six Million Dollars ($6,000,000.00).
         13.2 Limitations on Buyer's Indemnity and Adjustment Obligations. (a) The Buyer's obligation to indemnify and hold the Owners harmless from and against any Damages incurred as a result of Claims described in subclauses (a) and (c) of Section 12.05 shall apply with respect to the full amount of any and all Damages incurred by any of the Owners as a result of such Claims.
                  (b) The Buyer shall have no liability or obligation: (i) to indemnify and hold any of the Owners harmless from any Damages arising as a result of any Claim or Claims described solely in subclauses (b) and (d) of
Section 12.05 unless the sum of (w) the aggregate amount of the Damages incurred by all Owners, in the aggregate, and arising from any such Claim or from all Claims exceeds One Million Dollars ($1,000,000.00) and then, the obligation of the Buyer to indemnify or reimburse the Owners shall only apply to the extent that the sum of such Damages exceeds (x) One Million Dollars ($1,000,000.00); (ii) to indemnify and hold any of the Owners harmless from any Damages arising as a result of any Claim or Claims made against any of the Owners relating to any of the business, assets or operations of the Skilled Nursing Facilities Business before the Closing Date if the Claim or Claims arise in connection with, by reason of or as a result of any of the matters set forth in subclauses (a), (b), (c), (d) or (e) of Section 12.04; and (iii) to indemnify and hold any of the Owners harmless from any Damages arising from or in connection with any action, suit or proceeding under, pursuant to, or claiming a violation of a criminal law.
                  (c) In addition to the limitations on the obligations of the Buyer as provided for by Section 13.02(b) above, the Buyer shall have no liability or obligation to indemnify and hold the Owners, or any of them harmless with respect to the portion of the aggregate amount of all Damages resulting from all Claims made with respect to the matters described in subclauses (b) and (d) of Section 12.05 which exceeds Six Million Dollars ($6,000,000.00).
         13.3  Termination of Indemnification Obligations.
                  (a) The obligations to indemnify and hold harmless a party hereto: (i) contained in subclause (b) of Section 12.04 and subclause (b) of
Section 12.05 shall terminate when the applicable representation or warranty terminates pursuant to Section 12.01; and (ii) contained in the provisions of subclauses (a), (c), (d) and (e) of Section 12.04 and subclauses (a) and (c) of
Section 12.05 shall not terminate; provided that, as to clause (i) above, such obligations to indemnify and hold harmless shall not terminate with respect to any representation or warranty with respect to which the Indemnified Party shall have, prior to the termination of such representation or warranty, made a specific Claim relating to a breach of such representation or warranty by delivering written notice (stating in reasonable detail the basis of such Claim) to the Indemnifying Party.
                  (b) Buyer shall have no right to be indemnified against any breach of a representation or warranty made by the Hamisters pursuant to this Agreement to the extent that, on the Closing Date, Buyer had knowledge that, as of the Closing Date, there was a material breach, violation or inaccuracy in any representation or warranty as made by the Hamisters pursuant to Article 4 hereof, and the existence of such material breach, violation or inaccuracy is not disclosed in writing by Buyer to Mark E. Hamister on or prior to the Closing Date. For purposes of this Section "knowledge" means the actual knowledge of the persons listed in Schedule 13.03(b).

                                   ARTICLE 14.
                            MISCELLANEOUS PROVISIONS

         14.1 Termination by Buyer. This Agreement may be terminated by Buyer without any liability to the Buyer or the Owners if: (a) the conditions to the obligations of the Buyer to close the transactions contemplated by this Agreement as contained in Section 10.01 hereof shall not have been satisfied by August 5, 1996; (b) prior to the end of the applicable waiting period under the HSR Act, either the Federal Trade Commission or the Antitrust Division of the U.S. Department of Justice shall have notified the Buyer and the Hamisters of its intent to examine the transactions contemplated by this Agreement and the approval of the transactions contemplated by this Agreement is not received from the Antitrust Divisions of the U.S. Department of Justice or the Federal Trade Commission (as the case may be) by August 5, 1996; (c) any action, suit or proceeding which seeks to restrain, modify or prevent the carrying out of the transactions contemplated hereby or which seeks damages or a discovery order in connection with such transactions shall have been instituted before any court or U.S. governmental or regulatory body; or (d) the costs to remediate contemplated by Section 8.12(b) exceeds $500,000 and the Owners have not agreed to a Base Price reduction equal to the full amount of such costs. The Owners and the Minority Shareholders acknowledge that, in the event that this Agreement is terminated by the Buyer pursuant to this Section 14.01 and if the failure to close is due to the breach by any of the Owners or the Optionees of their respective obligations hereunder, the Owners and Optinees, subject to the provisions of Section 14.4, shall be liable to the Buyer for any and all damages which may be incurred by the Buyer as a result of such termination.
         14.2 Termination by the Hamisters. This Agreement may be terminated by Mark E. Hamister at any time prior to the Closing without any liability on the part of the Owners if the Closing has not occurred by or before August 5, 1996. The Buyer acknowledges that in the event that this Agreement is terminated by Mark E. Hamister pursuant to this Section 14.02, and if the failure to close is due to the breach by Buyer of its obligations hereunder, the Buyer shall be liable to the Owners for any and all damages which may be incurred by the Owners (or any of them) or by the Companies (or any of them) as a result of such termination.
         14.3 Knowledge. For purposes of this Agreement, the term "knowledge" when used with respect to the Hamisters means the actual knowledge of any of the persons set forth on Schedule 14.03 (the "Listed Persons") and when used with respect to the knowledge of the Hamisters of any violation of any material statute, law, authorization or published written rule of any governmental authority, or any order, writ, injunction or decree of any governmental authority applicable to the Skilled Nursing Facilities Business, means the knowledge of any Listed Persons regardless of whether the facts or information giving rise to the knowledge is actually known if such knowledge should have been known by such Listed Person.
         14.4 Limited Liability of Minority Shareholders and Optionees. The Buyer expressly acknowledges and agrees that this Agreement has been executed by Mark E. Hamister for and on behalf of each of the Minority Shareholders and the Optionees for the sole purpose of binding the Minority Shareholders and the Optionees with respect to the express obligations of such parties set forth herein. Accordingly, the Buyer hereby expressly acknowledges and agrees that (a) each Minority Shareholder shall have no liability or obligation to Buyer for any Damages which may be incurred by Buyer in connection with this Agreement and the transactions contemplated hereby excepting only those Damages, if any, which are attributable to the breach by each such Minority Shareholder of his or her obligation to transfer to the Buyer the interests of such Minority Shareholder in NHCA and Oak Hill; and (b) each Optionee shall have no liability or obligation to Buyer for any Damages which may be incurred by Buyer in connection with this Agreement and the transactions contemplated hereby excepting only those Damages, if any, which are attributable to the breach by each such Optionee of his obligation contained in Section 6.07 hereof.

         14.5 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement of the parties hereto at any time with respect to any of the terms contained herein.
         14.6 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
         14.7 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given: (a) if delivered by hand when delivered; (b) if by telex, telecopy, cable or overnight delivery when received, or (c) if by mail, five (5) days after being mailed, certified or registered mail, with postage prepaid:
                           (i)      If to the Hamisters, to:

                                    Mark E. Hamister
                                    651 Delaware Avenue
                                    Buffalo, New York 14202

                                    with a copy to:

                                    Gerald S. Lippes, Esq.
                                    Lippes, Silverstein, Mathias & Wexler LLP
                                    700 Guaranty Building
                                    28 Church Street
                                    Buffalo, New York 14202

or to such other person or address as Mark E. Hamister shall furnish to Buyer in writing.
                           (ii)     If to Buyer, to:

                                    Genesis Health Ventures, Inc.
                                    148 West State Street
                                    Kennett Square, PA 19348
                                    Attn:  Chairman and CEO
                                           Law Department

                                    with a copy to:

                                    Stephen E. Luongo, Esq.
                                    Blank, Rome, Comisky & McCauley
                                    Four Penn Center Plaza
                                    Philadelphia, PA 19103

or to such other person or address as Buyer shall furnish to Mark E. Hamister in writing.

         14.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyer shall have the right to assign its rights under this Agreement to one or more of its subsidiaries and shall have the further right to assign to any person, firm, corporation or other entity, the rights of Buyer set forth in Section 6.06 hereof. Buyer expressly acknowledges and agrees that notwithstanding any assignment or conveyance by Buyer contemplated by the preceding provisions of this Section 14.08, no such assignment or conveyance shall operate or be deemed or construed to release, impair, or restrict the obligations of the Buyer under this Agreement and, to the extent that any such assignment or conveyance would reasonably require the assignee or transferee to take or perform any action, Buyer agrees that Buyer shall be obligated to take any and all action to cause any such assignee or transferee to take or perform any such action.
         14.9 Alternative Transaction Structure. At Buyer's option and subject to the provisions of this section, the acquisition by Buyer of the Skilled Nursing Facilities Business contemplated by this Agreement may be restructured from a transaction which contemplates the purchase by Buyer of the Interests of the Companies to a transaction which contemplates such other structure that Buyer deems necessary to finance the acquisition of the Skilled Nursing Facilities Business, including, without limitation, a transaction whereby some or all of the Interests are purchased by Buyer or a nominee of Buyer and some or all of the assets of the Skilled Nursing Facilities Business is purchased by Buyer or its nominee. Buyer may exercise its option to restructure the transaction only if Buyer pays the incremental costs and expenses incurred by Owners which are a direct result of accomplishing the transaction on the basis of the restructured transaction. Buyer and the Owners agree to execute such further agreements as may be reasonably necessary to close the transactions, provided that the rights and remedies of the Buyer and the Owners that are reflected in the agreements necessary to accomplish the restructured transaction are not substantively different from the rights and remedies reflected in the Agreement, except for such different rights and remedies which are necessary to be modified, increased or diminished for the purpose of accommodating the structure of the restructured transaction. Notwithstanding the foregoing, the Owners shall not be obligated to close the transactions contemplated by any restructured transaction contemplated by this Section unless the Owners are reasonably satisfied that they will not incur any significant risk of incurring any material additional liabilities as a result of any such restructured transaction.
         14.09 Governing Law and Jurisdiction. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflicts of law doctrine.
         14.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
         14.11 Headings. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.
         14.12 Entire Agreement. This Agreement, including the Exhibits hereto, the Schedules hereto and the other documents and certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         14.13 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.
         14.14 Severability. The invalidity or illegality of any provision, term, or agreement contained in or made a part of this Agreement shall not affect the validity of the remainder of this Agreement.
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.


                                      ------------------------------
                                      MARK E. HAMISTER


                                      EIDOS, INC.


                                      By:----------------------------
                                          Mark E. Hamister,
                                          Chief Executive Officer


                                      VERSALINK, INC.


                                      By:----------------------------
                                          Mark E. Hamister,
                                          Chief Executive Officer

                                        NATIONAL HEALTH CARE AFFILIATES



                                        By:-----------------------------
                                                 Mark E. Hamister,
                                                 Chief Executive Officer


                                        OAK HILL HEALTH CARE CENTER, INC.



                                        By:-----------------------------
                                           Mark E. Hamister,
                                           Chief Executive Officer


                                        DERBY NURSING CENTER CORPORATION




                                        By:------------------------------
                                            Mark E. Hamister,
                                            Chief Executive Officer


                                        DELAWARE AVENUE PARTNERSHIP



                                        By:------------------------------
                                            Mark E. Hamister,
                                            General Partner


                                        GENESIS HEALTH VENTURES, INC.



                                        By:-------------------------------
                                            Edward B. Romanov, Jr.
                                            Senior Vice President,
                                            Development/Finance

          *                                                    *
- --------------------------                         ---------------------------
OLIVER C. HAMISTER                                      Jack A. Turesky


          *                                                    *
- --------------------------                         ---------------------------
GEORGE E. HAMISTER                                      David R. Taber


          *                                                    *
- --------------------------                         ---------------------------
JULIA L. HAMISTER                                       Lisa Clark Driscoll


                                                               *
                                                   ---------------------------
                                                        George E. Hart


THE GEORGE E. HAMISTER TRUST                                   *
                                                   ---------------------------
                                                        Sal H. Alfiero

             *
By:------------------------
         Trustee
                                                               *
                                                    --------------------------
                                                        Gerald S. Lippes


             *                                                 *
By:------------------------                         By:-----------------------
          Trustee                                        Mark E. Hamister,
                                                         Attorney-in-Fact

THE OLIVER C. HAMISTER TRUST

             *
By:------------------------
          Trustee

             *
By:-------------------------